Exhibit 99.3

Item 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

To the Board of Directors of

West Corporation

Omaha, Nebraska

We have audited the accompanying consolidated balance sheets of West Corporation and subsidiaries (the “Company”) as of December 31, 2008 and 2007, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the three years in the period ended December 31, 2008. Our audits also included the financial statement schedule listed in the Table of Contents at Item 16. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of West Corporation and its subsidiaries at December 31, 2008 and 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 1 to the consolidated financial statements, the accompanying financial statements have been retrospectively adjusted for the adoption of Statement of Financial Accounting Standard No. 160, Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51. As discussed in Note 10 to the consolidated financial statements, effective January 1, 2007, the Company adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—An Interpretation of FASB Statement No. 109.

/S/ DELOITTE & TOUCHE LLP

Omaha, Nebraska

March 2, 2009 (October 2, 2009 as to Note 14 and to the effects of adoption of SFAS 160 as discussed in Note 1 and October 29, 2009 as to Note 16)

WEST CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS)

	Years Ended December 31,
	2008	2007	2006
REVENUE	$2,247,434	$2,099,492	$1,856,038
COST OF SERVICES	1,015,028	912,389	818,522
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	881,586	840,532	800,301

OPERATING INCOME	350,820	346,571	237,215

OTHER INCOME (EXPENSE):
Interest income	3,068	11,389	6,081
Interest expense	(313,019)	(332,372)	(94,804)
Other, net	(11,689)	2,007	2,063

Other expense	(321,640)	(318,976)	(86,660)

INCOME BEFORE INCOME TAX EXPENSE AND NONCONTROLLING INTEREST	29,180	27,595	150,555

INCOME TAX EXPENSE	11,731	6,814	65,505

NET INCOME	17,449	20,781	85,050
LESS NET INCOME (LOSS)—NONCONTROLLING INTEREST	(2,058)	15,399	16,287

NET INCOME—WEST CORPORATION	$19,507	$5,382	$68,763

EARNINGS (LOSS) PER COMMON SHARE:
Basic Class L	$12.78	$11.08	$2.05

Diluted Class L	$12.24	$10.68	$1.98

Basic Class A	$(1.23)	$(1.20)	$0.66

Diluted Class A	$(1.23)	$(1.20)	$0.64

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic Class L	9,901	9,865	9,777
Diluted Class L	10,334	10,236	10,105
Basic Class A	87,324	86,724	73,265
Diluted Class A	87,324	86,724	76,110

The accompanying notes are an integral part of these financial statements.

WEST CORPORATION

CONSOLIDATED BALANCE SHEETS

(AMOUNTS IN THOUSANDS)

	December 31,
	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$168,340	$141,947
Trust cash	9,130	10,358
Accounts receivable, net	359,021	289,480
Portfolio receivables, current portion	64,204	77,909
Deferred income taxes receivable	52,647	33,718
Other current assets	85,706	44,463

Total current assets	739,048	597,875
PROPERTY AND EQUIPMENT:
Property and equipment	918,388	827,458
Accumulated depreciation and amortization	(598,236)	(528,813)

Property and equipment, net	320,152	298,645

PORTFOLIO RECEIVABLES, NET OF CURRENT PORTION	68,542	132,233
GOODWILL	1,642,857	1,329,978
INTANGIBLES, net	405,030	336,407
OTHER ASSETS	139,160	151,352

TOTAL ASSETS	$3,314,789	$2,846,490

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Accounts payable	$70,028	$60,979
Accrued expenses	343,922	245,044
Current maturities of long-term debt	25,283	23,943
Current maturities of portfolio notes payable	77,308	77,219
Income tax payable	11,097	2,895

Total current liabilities	527,638	410,080
PORTFOLIO NOTES PAYABLE , less current maturities	11,169	43,092
LONG-TERM OBLIGATIONS, less current maturities	3,832,367	3,452,437
DEFERRED INCOME TAXES PAYABLE	77,109	90,774
OTHER LONG-TERM LIABILITIES	69,094	47,523

TOTAL LIABILITIES	4,517,377	4,043,906

COMMITMENTS AND CONTINGENCIES (Notes 5, 7, 9 and 15)

CLASS L COMMON STOCK $0.001 PAR VALUE, 100,000 SHARES AUTHORIZED, 9,908 and 9,898 SHARES ISSUED AND OUTSTANDING	1,158,159	1,029,782

STOCKHOLDERS’ DEFICIT
Class A common stock $0.001 par value, 400,000 shares authorized, 87,334 and 87,223 shares issued and 87,326 and 87,223 shares outstanding	87	87
Retained deficit	(2,334,398)	(2,231,302)
Accumulated other comprehensive loss	(30,015)	(8,920)
Noncontrolling interest	3,632	12,937
Treasury stock at cost (8 and 0 shares)	(53)	—

Total stockholders’ deficit	(2,360,747)	(2,227,198)

TOTAL LIABILITIES AND STOCKHOLDERS’ (DEFICIT)	$3,314,789	$2,846,490

The accompanying notes are an integral part of these financial statements.

WEST CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

	Years Ended December 31,
	2008	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$17,449	$20,781	$85,050
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation	103,218	102,045	96,218
Amortization	80,270	80,775	40,762
Allowance for impairment of purchased accounts receivable	76,405	—	—
Unrealized loss on foreign denominated debt	5,558	—	—
Provision for share based compensation	1,404	1,276	28,738
Deferred income tax expense (benefit)	(26,446)	(8,917)	9,300
Debt amortization	15,802	14,671	3,410
Non cash loss on hedge agreements	17,679	—	—
Other	107	(195)	876
Excess tax benefit from stock options exercised	—	—	(50,794)
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	(3,226)	14,713	(41,744)
Other assets	9,113	(9,497)	(24,418)
Accounts payable	(8,965)	8,753	(7,750)
Accrued expenses and other liabilities	(987)	39,492	76,091

Net cash flows from operating activities	287,381	263,897	215,739

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions, net of cash acquired of $9,601, $21,410 and $108,150	(493,556)	(291,760)	(643,690)
Purchase of portfolio receivables, net of collections applied of $46,395, $66,927 and $59,353	992	(60,485)	(55,207)
Purchase of property and equipment	(105,381)	(103,647)	(113,895)
Other	406	946	539

Net cash flows from investing activities	(597,539)	(454,946)	(812,253)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt and bonds	134,000	300,000	3,200,000
Consideration paid to shareholders in exchange for stock	—	(170,625)	(2,790,911)
Principal repayments of long-term obligations	(24,949)	(23,618)	—
Consideration paid to stock option holders in exchange for stock options	—	—	(119,638)
Proceeds from private equity sponsors	—	—	725,750
Net change in revolving credit facilities	283,167	—	(220,000)
Debt issuance costs	(10,315)	(2,299)	(109,591)
Proceeds from the sale of stock and stock options exercised	25	553	18,540
Excess tax benefits from stock options exercised	—	—	50,794
Repayments of portfolio notes payable, net of proceeds from issuance of notes payable of $33,096, $108,812 and $97,871	(31,834)	33,064	46,727
Noncontrolling interest distributions	(7,120)	(13,165)	(19,101)
Payments of capital lease obligations	(949)	(1,032)	(6,313)
Other	(54)	(4,772)	4,485

Net cash flows from financing activities	341,971	118,106	780,742

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	(5,420)	(42)	(131)
NET CHANGE IN CASH AND CASH EQUIVALENTS	26,393	(72,985)	184,097
CASH AND CASH EQUIVALENTS, Beginning of period	141,947	214,932	30,835

CASH AND CASH EQUIVALENTS, End of period	$168,340	$141,947	$214,932

The accompanying notes are an integral part of these consolidated financial statements.

WEST CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(AMOUNTS IN THOUSANDS)

	Common Stock	Class A Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Noncontrolling Interest	Treasury Stock	Unearned Restricted Stock	Other Comprehensive Income (Loss) Foreign Currency Translation	Other Comprehensive Income (Loss) on Cash Flow Hedges	Total Stockholders’ Equity (Deficit)
BALANCE, January 1, 2006	$697	$—	$272,941	$699,765	$15,309	$—	$(1,130)	$(405)	$—	$987,177
Comprehensive income:
Net income				68,763	16,287					85,050
Foreign currency translation adjustment, net of tax of ($420)								715		715
Unrealized gain on cash flow hedges, net of tax of ($152)									264	264

Total comprehensive income										86,029
Noncontrolling interest distributions					(19,101)					(19,101)
Change in ownership of noncontrolling interest					(2,196)					(2,196)
Stock options exercised including related tax benefits (6,565 shares) and ESPP shares granted (34 shares)	71		211,916							211,987
Share based compensation			28,447							28,447
Amortization of restricted stock			(1,130)				1,130			—
Recapitalization	(768)	86	(413,702)	(2,975,169)						(3,389,553)
Accretion of class L common stock priority return preference			(20,045)							(20,045)

BALANCE, December 31, 2006	—	86	78,427	(2,206,641)	10,299	—	—	310	264	(2,117,255)
FIN 48 transition liability				(4,035)						(4,035)

BALANCE, January 1, 2007	—	86	78,427	(2,210,676)	10,299	—	—	310	264	(2,121,290)
Comprehensive income:
Net income				5,382	15,399					20,781
Foreign currency translation adjustment, net of tax of ($408)								665		665
Unrealized loss on cash flow hedges, net of tax of ($5,810)									(10,159)	(10,159)

Total comprehensive loss										11,287
Noncontrolling interest distributions					(13,165)					(13,165)
Noncontrolling interest contributions					404					404
Issuance of common stock in a business combination (929,280 shares)		1	1,161							1,162

WEST CORPORATION

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

(AMOUNTS IN THOUSANDS)

	Common Stock	Class A Common Stock	Additional Paid-in Capital	Retained Earnings (Deficit)	Noncontrolling Interest	Treasury Stock	Unearned Restricted Stock	Other Comprehensive Income (Loss) Foreign Currency Translation	Other Comprehensive Income (Loss) on Cash Flow Hedges	Total Stockholders’ Equity (Deficit)
Tax benefit of Executive Deferred Compensation Plan distribution			1,393							1,393
Executive Deferred Compensation Plan contributions			896							896
Stock sold (400 shares)			50							50
Stock options exercised including related tax benefits (32 shares)			91							91
Share based compensation			1,276							1,276
Accretion of class L common stock priority return preference			(83,294)	(26,008)						(109,302)

BALANCE, December 31, 2007	—	87	—	(2,231,302)	12,937	—	—	975	(9,895)	(2,227,198)
Net income				19,507	(2,058)					17,449
Foreign currency translation adjustment, net of tax of ($4,276)					(127)			(6,977)		(7,104)
Reclassification a cash flow hedge into earnings									1,234	1,234
Unrealized loss on cash flow hedges, net of tax of ($8,653)									(15,352)	(15,352)

Total comprehensive loss										(3,773)
Noncontrolling interest distributions					(7,120)					(7,120)
Purchase of stock at cost (8 shares)						(53)				(53)
Executive Deferred Compensation Plan contributions			1,397							1,397
Executive Deferred Compensation Plan valuation change			1,102							1,102
Stock options exercised including related tax benefits (15 shares)			25							25
Share based compensation			1,404							1,404
Accretion of class L common stock priority return preference			(3,928)	(122,603)						(126,531)

BALANCE, December 31, 2008	$—	$87	$—	$(2,334,398)	$3,632	$(53)	$—	$(6,002)	$(24,013)	$(2,360,747)

The accompanying notes are an integral part of these consolidated financial statements.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business Description: West Corporation (the “Company” or “West”) is a leading provider of technology-driven, voice-oriented solutions. We offer our clients a broad range of communications and infrastructure management solutions that help them manage or support critical communications. The scale and processing capacity of our proprietary technology platforms, combined with our world-class expertise and processes in managing telephony and human capital, enable us to provide our clients with premium outsourced communications solutions. Our automated service and conferencing solutions are designed to improve our clients’ cost structure and provide reliable, high-quality services. Our solutions also help deliver mission-critical services, such as public safety and emergency communications. We serve Fortune 1000 companies and other clients in a variety of industries, including telecommunications, banking, retail, financial services, technology and healthcare, and have sales and operations in the United States, Canada, Europe, the Middle East, Asia Pacific and Latin America.

Operating Segments: During the third quarter of 2009, we implemented certain organizational changes and our Chief Executive Officer began making strategic and operational decisions with respect to assessing performance and allocating resources based on a new segment structure. We now operate in two business segments:

•	Unified Communications, including reservationless, operator-assisted, web and video conferencing services and alerts and notifications services; and

•	Communication Services, including automated call processing, agent-based services and emergency communication infrastructure systems and services.

Consistent with this approach, the receivables management business (formerly reported as a separate segment) is now part of the Communication Services segment, and the newly named Unified Communications segment is composed of the alerts and notifications business (formerly managed under the Communications Services segment) and the conferencing and collaboration business. The revised organizational structure more closely aligns the resources used by the businesses in each segment. All prior period comparative information has been reclassified to conform to the new presentation.

Unified Communications:

— Conferencing & Collaboration Services. Operating under the InterCall brand, we are the largest conferencing services provider in the world based on conferencing revenue and managed over 61 million conference calls in 2008. We provide our clients with an integrated global suite of meeting replacement services. These include on-demand automated conferencing services, operator-assisted services for complex audio conferences or large events, web conferencing services that allow clients to make presentations and share applications and documents over the Internet, and video conferencing applications that allow clients to experience real-time video presentations and conferences.

— Alerts & Notifications Services. Our solutions leverage our proprietary technology platforms to allow clients to manage and deliver automated personalized communications quickly and through multiple delivery channels (voice, text messaging, email and fax). For example, we deliver patient notifications and appointment reminders on behalf of our medical and dental clients, provide travelers with flight arrival and departure updates on behalf of our transportation clients and transmit emergency evacuation notices on behalf of municipalities. Our platform also enables two-way communications that allow the recipients of a message to respond with relevant information to our clients.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Communication Services

— Automated Services

— Emergency Communications Services. We are the largest provider of emergency communications infrastructure systems and services that support regulatory compliance and public safety mandates based on the number of 9-1-1 calls facilitated. Our solutions are critical in facilitating public safety agencies’ ability to coordinate responses to emergency events. We provide the network database solution that routes emergency calls to the appropriate 9-1-1 centers and allows the appropriate first responders (police, fire, ambulance) to be assigned to those calls. Our clients generally enter into long-term contracts and fund their obligations through monthly charges on users’ local telephone bills. We also provide fully-integrated desktop communications technology solutions to public safety agencies that enable enhanced 9-1-1 call handling.

— Automated Customer Service. Over the last 20 years we have developed a best-in-class suite of automated voice-oriented solutions. Our solutions allow our clients to effectively communicate with their customers through inbound and outbound interactive voice response (IVR) applications using natural language speech recognition, automated voice prompts and network-based call routing services. In addition to these front-end customer service applications, we also provide analyses that help our clients improve their automated communications strategy. Our automated services technology platforms serve as the backbone of our telephony management capabilities and our scale and operational flexibility have helped us launch and grow other key services, such as conferencing, alerts and notifications and West at Home.

— Agent-Based Services. We provide our clients with large-scale, agent-based services, including inbound customer care, customer acquisition and retention, business-to-business sales and account management, overpayment identification and recovery services, and collection of receivables on behalf of our clients. We have a flexible model with both on-shore and off-shore capabilities to fit our clients’ needs. We believe that we are known in the industry as a premium provider of these services, and we seek opportunities with clients for whom our services can add value while maintaining attractive margins for us. Our West at Home agent service is a remote call handling model that uses employees who work out of their homes. This service has a distinct advantage over traditional facility-based call center solutions by attracting higher quality agents. This model helps enhance our cost structure and significantly reduces our capital requirements.

Recapitalization: On October 24, 2006, we completed a recapitalization (the “recapitalization”) of the Company in a transaction sponsored by an investor group led by Thomas H. Lee Partners, L.P. and Quadrangle Group LLC (the “Sponsors”) pursuant to the Agreement and Plan of Merger, dated as of May 31, 2006, between West Corporation and Omaha Acquisition Corp., a Delaware corporation formed by the Sponsors for the purpose of recapitalizing West Corporation. Omaha Acquisition Corp. was merged with and into West Corporation, with West Corporation continuing as the surviving corporation. Pursuant to such recapitalization, our publicly traded securities were cancelled in exchange for cash. The recapitalization has been accounted for as a leveraged recapitalization, whereby the historical bases of our assets and liabilities have been maintained.

In October 2006, we financed the recapitalization with equity contributions from the Sponsors, and the rollover of a portion of the equity interests in the Company held by Gary and Mary West, the founders of the registrant (“the Founders”), and certain members of management, along with a new $2.1 billion senior secured term loan facility, a new senior secured revolving credit facility providing financing of up to $250.0 million (none of which was drawn at the closing of the recapitalization) and the private placement of $650.0 million aggregate principal amount of 9.5% senior notes due 2014 and $450.0 million aggregate principal amount of 11% senior subordinated notes due 2016.

Basis of Consolidation: The consolidated financial statements include our accounts and the accounts of our wholly owned and majority owned subsidiaries. All intercompany transactions and balances have been eliminated in the consolidated financial statements.

Use of Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Revenue recognition: In our Unified Communications segment, our services are generally billed and recognized on a per message or per minute basis. Our Communication Services segment recognizes revenue for automated and agent-based services in the month that services are performed and are generally billed based on call duration, hours of input, number of calls or a contingent basis. Emergency communications services revenue is generated primarily from monthly fees based on the number of billing telephone numbers and cell towers covered under contract. In addition, product sales and installations are generally recognized upon completion of the installation and client acceptance of a fully functional system or, for contracts that are completed in stages and include contract-specified milestones representative of fair value, upon achieving such contract milestones. As it relates to installation sales, clients are generally progress-billed prior to the completion of the installation and these advance payments are deferred until the system installations are completed or specified milestones are attained. Costs incurred on uncompleted contracts are accumulated and recorded as deferred costs until the system installations are completed or specified milestones are attained. Contracts for annual recurring services such as support and maintenance agreements are generally billed in advance and are recorded as revenue ratable (on a monthly basis) over the contractual periods. Nonrefundable up front fees and related costs are recognized ratably over the term of the contract or the expected life of the client relationship, whichever is longer. Revenue for contingent collection services and overpayment identification and recovery services is recognized in the month collection payments are received based upon a percentage of cash collected or other agreed upon contractual parameters. In compliance with SOP 03-3, we account for our investments in receivable portfolios using either the level-yield method or the cost recovery method. During 2008, we began using the cost recovery method for healthcare receivable portfolios and certain newly acquired pools. For all other receivable portfolios, we believe that the amounts and timing of cash collections for our purchased receivables can be reasonably estimated; therefore, we utilize the level-yield method of accounting for our purchased receivables. The level-yield method applies an effective interest rate or internal rate of return (“IRR”) to the cost basis of portfolio pools. SOP 03-3 increases the probability that we will incur impairment allowances in the future, and these allowances could be material. Periodically, we will sell all or a portion of a receivables pool to third parties. The gain or loss on these sales is recognized to the extent the proceeds exceed or, in the case of a loss, are less than the cost basis of the underlying receivables.

Cost of Services: Cost of services includes labor, sales commissions, telephone and other expenses directly related to service activities.

Selling, General and Administrative Expenses: Selling, general and administrative expenses consist of expenses that support the ongoing operation of our business. These expenses include costs related to division management, facilities costs, equipment depreciation and maintenance, amortization of finite-lived intangible assets, sales and marketing activities, client support services, bad debt expense and corporate management costs.

Other Income (Expense): Other income (expense) includes interest expense from short-term and long-term borrowings under credit facilities and portfolio notes payable, the aggregate gain (loss) on debt transactions denominated in currencies other than the functional currency, sub-lease rental income and interest income from short-term investments.

Cash and Cash Equivalents: We consider short-term investments with original maturities of three months or less at acquisition to be cash equivalents.

Trust Cash: Trust cash represents cash collected on behalf of our clients that has not yet been remitted to them. A related liability is recorded in accounts payable until settlement with the respective clients.

Financial Instruments: Cash and cash equivalents, accounts receivable and accounts payable are short-term in nature and the net values at which they are recorded are considered to be reasonable estimates of their fair values.

Accounts Receivable: Accounts receivable from customers is presented net of an allowance for doubtful accounts of approximately $12.4 million and $6.5 million at December 31, 2008 and 2007, respectively.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Property and Equipment: Property and equipment are recorded at cost. Depreciation expense is based on the estimated useful lives of the assets or remaining lease terms, whichever is shorter, and is calculated on the straight-line method. Our owned buildings have estimated useful lives ranging from 20 to 39 years and the majority of the other assets have estimated useful lives of three to five years. We review property, plant and equipment for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. Recoverability of an asset “held-for-use” is determined by comparing the carrying amount of the asset to the undiscounted net cash flows expected to be generated from the use of the asset. If the carrying amount is greater than the undiscounted net cash flows expected to be generated by the asset, the asset’s carrying amount is reduced to its fair value. An asset “held-for-sale” is reported at the lower of the carrying amount or fair value less cost to sell.

Goodwill and Other Intangible Assets: Goodwill and intangible assets with indefinite lives are not amortized, but are tested for impairment on an annual basis. During September 2007 the Company recognized an $8.8 million impairment charge to fully write-off the goodwill associated with a majority-owned unrestricted subsidiary. The majority-owned subsidiary, which had been consolidated in the communication services segment, was disposed of in the fourth quarter of 2007. We have determined that goodwill and intangible assets with indefinite lives are not impaired and therefore no additional write-off is necessary. Finite-lived intangible assets are reviewed for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable.

Other Assets: Other assets primarily include the unamortized balance of debt acquisition costs, assets held in non-qualified deferred compensation plans, and the unamortized balance of internally developed capitalized software and licensing agreements. The assets held in the non-qualified deferred compensation plans represent mutual funds, invested in debt and equity securities, classified as trading securities in accordance with Financial Accounting Standard No. 115, Accounting for Certain Investments in Debt and Equity Securities, considering the employee’s ability to change the investment allocation of their deferred compensation at any time. These investments are reported at fair value with unrealized gains and losses recognized currently within other income. The underlying obligation, recorded in other liabilities, is likewise reported at the investments’ fair value with adjustments recognized currently within compensation expense. Both the investment and the obligation are classified as non-current.

Income Taxes: We file a consolidated United States income tax return. We use an asset and liability approach for the financial reporting of income taxes in accordance with SFAS No. 109, Accounting for Income Taxes. Deferred income taxes arise from temporary differences between financial and tax reporting. Income tax expense has been provided on the portion of foreign source income that we have determined will be repatriated to the United States. On January 1, 2007, we adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 requires that uncertain tax positions are evaluated in a two-step process, whereby (1) we determine whether it is more likely than not that the tax positions will be sustained based on the technical merits of the position and (2) for those tax positions that meet the more likely than not recognition threshold, we would recognize the largest amount of tax benefit that is greater than fifty percent likely to be realized upon ultimate settlement with the related tax authority.

Other Comprehensive Income (Loss): Comprehensive income (loss) is composed of unrealized gains or losses on foreign currency translation adjustments arising from changes in exchange rates of our foreign subsidiaries. Assets and liabilities are translated at the exchange rates in effect on the balance sheet dates. The translation adjustment is included in comprehensive income, net of related tax expense. Also, the gain or loss on the effective portion of cash flow hedges (i.e., change in fair value) is initially reported as a component of other comprehensive income (loss). The remaining gain or loss is recognized in interest expense in the same period in which the cash flow hedge affects earnings. These are the only components of other comprehensive income (loss).

Stock Based Compensation: On January 1, 2006, we adopted Statement of Financial Accounting Standards (“SFAS”) No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”). SFAS 123R requires us to recognize expense related to the fair value of employee stock option awards and to measure the cost of employee services received in exchange for an award of equity instruments based on the grant date fair value of the award.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Non-controlling Interest: Our portfolio receivable lenders own a non-controlling interest in several of our portfolio receivable subsidiaries. The Company made a retrospective adoption of Financial Accounting Statement No. 160 Non-controlling Interests in Consolidated Financial Statements – An Amendment of ARB No 51 in this filing to the consolidated balance sheet for the years ended December 31, 2008 and 2007 and in the consolidated statements of operations, cash flows, and stockholders’ equity (deficit) for the years ended December 31, 2008, 2007 and 2006 to reflect the reclassification of the non-controlling interests.

Common Stock: As a result of the recapitalization, our publicly traded securities were cancelled. Our current equity investors (i.e., the Sponsors, the Founders and certain members of management) acquired a combination of Class L and Class A shares (in strips of eight Class A shares and one Class L share) in exchange for cash or in respect of converted shares. Supplemental management incentive equity awards (restricted stock and option programs) have been implemented with Class A shares/options only. General terms of these securities are:

•

Class L shares: Each Class L share is entitled to a priority return preference equal to the sum of (x) $90 per share base amount plus (y) an amount sufficient to generate a 12% internal rate of return (“IRR”) on that base amount from the date of the recapitalization until the priority return preference is paid in full. At closing of the recapitalization, the Company issued 9.8 million Class L shares. Each Class L share also participates in any equity appreciation beyond the priority return on the same per share basis as the Class A shares.

•

Class A shares: Class A shares participate in the equity appreciation after the Class L priority return is satisfied. At closing of the recapitalization, the Company issued approximately 78.2 million Class A shares.

•	Voting: Each share (whether Class A or Class L) is entitled to one vote per share on all matters on which stockholders vote, subject to Delaware law regarding class voting rights.

•

Distributions: Dividends and other distributions to stockholders in respect of shares, whether as part of an ordinary distribution of earnings, as a leveraged recapitalization or in the event of an ultimate liquidation and distribution of available corporate assets, are to be paid as follows. First, holders of Class L shares are entitled to receive an amount equal to the Class L base amount of $90 per share plus an amount sufficient to generate a 12% IRR on that base amount, compounded quarterly from the closing date of the recapitalization to the date of payment. Second, after payment of this priority return to Class L holders, the holders of Class A shares and Class L shares participate together, as a single class, in any and all distributions by the Company.

•

Conversion of Class L shares: Class L shares automatically convert into Class A shares immediately prior to an Initial Public Offering (“IPO”). Also, the board of directors may elect to cause all Class L shares to be converted into Class A shares in connection with a transfer (by stock sale, merger or otherwise) of a majority of all common stock to a third party (other than to Thomas H. Lee Partners, LP and its affiliates). In the case of any such conversion (whether at an IPO or sale), if any unpaid Class L priority return (base $90/share plus accrued 12% IRR) remains unpaid at the time of conversion it will be “paid” in additional Class A shares valued at the deal price (in case of IPO, at the IPO price net of underwriter’s discount); that is, each Class L share would convert into a number of Class A shares equal to (i) one plus (ii) a fraction, the numerator of which is the unpaid priority return on such Class L share and the denominator of which is the value of a Class A share at the time of conversion.

As the Class L stockholders control a majority of the votes of the board of directors through direct representation on the board of directors and the conversion and redemption features are considered to be outside the control of the Company, all shares of Class L common stock have been presented outside of permanent equity in accordance with EITF Topic D-98, Classification and Measurement of Redeemable Securities. At December 31, 2008 and 2007, the 12% priority return preference has been accreted and included in the Class L share balance.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

In accordance with EITF Issue 98-5, Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios (“EITF 98-5”), the Company determined that the conversion feature in the Class L shares is in-the-money at the date of issuance and therefore represents a beneficial conversion feature. Under EITF 98-5, $12.2 million (the intrinsic value of the beneficial conversion feature) of the proceeds received from the issuance of the Class L shares was allocated to additional paid-in capital, consistent with the classification of the Class A shares, creating a discount on the Class L shares. Because the Class L shares have no stated redemption date and the beneficial conversion feature is not considered to be contingent under EITF 98-5, but can be realized immediately, the discount resulting from the allocation of value to the beneficial conversion feature is required to be recognized immediately as a return to the Class L stockholders analogous to a dividend. As no retained earnings are available to pay this dividend at the date of issuance, the dividend is charged against additional paid-in capital resulting in no net impact.

Recent Accounting Pronouncements: In December 2007, the FASB issued Statement No. 141 (Revised 2007) Business Combinations (“SFAS 141R”). SFAS 141R will change the accounting for business combinations. Under SFAS 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at fair value on the acquisition date, with limited exceptions. SFAS 141R will also change the accounting treatment and disclosure for certain specific items in a business combination. SFAS 141R applies to us prospectively for business combinations occurring on or after January 1, 2009. Accordingly, any business combinations we engage in will be recorded and disclosed following existing GAAP until January 1, 2009. We expect SFAS 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time.

In March 2008, the FASB issued SFAS 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 is an amendment of FASB Statement No. 133 (“SFAS 133”), Accounting for Derivative Instruments and Hedging Activities. To address concerns that the existing disclosure requirements of SFAS 133 do not provide adequate information, this Statement requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. This statement shall be effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. We do not expect the adoption of SFAS 161 to have a material impact on our consolidated financial position, results of operations and cash flows.

2.	MERGERS AND ACQUISITIONS

Positron

On November 21, 2008 we closed the acquisition of IPC Information Systems Holdings, Inc., the holding company for IPC Systems, Inc.’s command systems segment, including Positron Public Safety Systems, Inc. (“Positron”). The purchase price including transaction costs, net of cash received of $2.0 million, was approximately $165.3 million in cash. We funded the acquisition with cash on hand. The results of Positron’s operations have been included in our consolidated financial statements in the Communication Services segment since November 21, 2008.

Positron offers fully-integrated, premise-based public safety solutions that enable Enhanced 9-1-1 call handling, computer-aided dispatching, mapping, automated vehicle location and radio communications capabilities to allow public safety agencies to better coordinate responses to emergency events. Based in Montreal, Quebec, Canada, Positron has been providing public safety solutions for more than 20 years.

The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at November 21, 2008. The finite-lived intangible assets are comprised of trade names, client relationships and technology. We are in the process of completing the valuation of certain intangible assets and purchase price allocation, therefore, the purchase price allocation is subject to refinement.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

(Amounts in thousands) November 21, 2008
Cash	$1,954
Other current assets	51,619
Property and equipment	4,512
Other assets	43
Intangible assets	29,500
Goodwill	143,420

Total assets acquired	231,048

Current liabilities	10,283
Other liabilities	42,317
Non-current deferred taxes	11,210

Total liabilities assumed	63,810

Net assets acquired	$167,238

Genesys

On May 22, 2008, we closed the acquisition of Genesys SA (“Genesys”), a global conferencing service provider. At June 30, 2008 our ownership in Genesys was approximately 96.6%. In the third quarter of 2008, we acquired the remaining minority issued and outstanding shares and stock options of Genesys. Total acquisition costs, including transaction expenses, are expected to be approximately $321.3 million. We funded the acquisition with proceeds from an incremental term loan under our existing credit facility for $134.0 million ($126.2 million, net of fees), a $75.0 million multicurrency revolving credit facility ($72.6 million, net of fees) entered into by InterCall Conferencing Services Limited, a foreign subsidiary of InterCall, a draw of $45.0 million under our existing revolving credit facility and cash on hand.

The results of Genesys’ operations have been included in our consolidated financial statements in the Unified Communications segment since May 22, 2008.

The following table summarizes the preliminary estimated fair values of the assets acquired and liabilities assumed at May 22, 2008. The finite-lived intangible assets are comprised of trade names, client relationships and technology. We are in the process of completing the valuation of certain intangible assets and purchase price allocation, therefore, the purchase price allocation is subject to refinement.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

(Amounts in thousands) May 22, 2008
Cash	$7,451
Other current assets	53,347
Property and equipment	26,661
Deferred tax asset	19,133
Other assets	1,890
Intangible assets	118,171
Goodwill	169,429

Total assets acquired	396,082

Current liabilities	74,204
Other liabilities	559
Noncontrolling interest	2,213

Total liabilities assumed	76,976

Net assets acquired	$319,106

HBF

On April 1, 2008, West Corporation completed the acquisition of all the outstanding shares of HBF Communications Inc. (“HBF”), an Austin, Texas based company that provides emergency communication solutions to telecommunication providers and public safety organizations. The purchase price including transactions costs, net of cash received of $0.2 million, was approximately $19.0 million and was funded by cash on hand. Finite-lived intangible assets of client relationships, technology and a non-competition agreement totaling $5.9 million were assigned in the purchase price allocation as well as $17.2 million in related goodwill. The purchase allocation was based on the use of the cost, market and income approaches and was completed in 2008.

The results of HBF’s operations have been included in our consolidated financial statements in the Communication Services segment since April 1, 2008.

Omnium

On May 4, 2007, we completed the acquisition of all of the outstanding shares of Omnium Worldwide, Inc. (“Omnium”) pursuant to the Agreement and Plan of Merger, dated as of April 18, 2007, by and among West Corporation, Platte Acquisition Corp., a wholly owned subsidiary of West Corporation, and Omnium. The purchase price including transaction costs and working capital adjustment, net of cash received of $15.2 million, was approximately $127.1 million in cash and $11.6 million in Company equity (116,160 Class L shares and 929,280 Class A shares). We funded the acquisition with proceeds from the amended senior secured term loan facility and cash on hand. The results of Omnium’s operations have been included in our consolidated financial statements in the Communication Services segment since May 1, 2007.

Omnium is a provider of revenue cycle management solutions to the insurance, financial services, communications and healthcare industries and of overpayment identification and claims subrogation to the insurance industry. Omnium utilizes proprietary technology, data models and business processes to improve its clients’ cash flows. Omnium also provides services of identifying and processing probate claims on behalf of credit grantors.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

The following table summarizes the fair values of the assets acquired and liabilities assumed at May 1, 2007. The finite-lived intangible assets are comprised of trade names, client relationships and technology. The purchase allocation was based on the use of the cost, market and income approaches and completed in 2008.

(Amounts in thousands) May 1, 2007
Cash	$15,230
Other current assets	23,257
Property and equipment	10,262
Intangible assets	67,940
Goodwill	89,681

Total assets acquired	206,370

Current liabilities	31,855
Capital lease obligations	933
Non-current deferred taxes	20,297

Total liabilities assumed	53,085

Net assets acquired	$153,285

TeleVox

On March 1, 2007, we completed our acquisition of all of the outstanding shares of TeleVox Software, Incorporated (“TeleVox”) pursuant to the Agreement and Plan of Merger, dated as of January 31, 2007, by and among West Corporation, Ringer Acquisition Corp., a wholly owned subsidiary of West Corporation, and TeleVox. The purchase price, net of cash received of $5.2 million and transaction costs, was approximately $128.9 million in cash. We funded the acquisition with cash on hand and the proceeds from the amended senior secured term loan facility. The results of TeleVox’s operations have been included in our consolidated financial statements in the Communication Services segment since March 1, 2007.

TeleVox is a provider of automated messaging services to primarily the healthcare industry. TeleVox offers customer communication products, including message delivery, inbound inquiry, website design and hosting and secure online communication portals.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

The following table summarizes the fair values of the assets acquired and liabilities assumed at March 1, 2007. The finite-lived intangible assets are comprised of trade names, client relationships and technology. The purchase allocation was based on the use of the market and income approaches and completed in 2007.

(Amounts in thousands) March 1, 2007
Cash	$5,161
Other current assets	6,041
Property and equipment	1,012
Other long-term assets	5,053
Intangible assets	49,700
Goodwill	104,521

Total assets acquired	171,488

Current liabilities	14,966
Capital lease obligations	131
Other long-term liabilities	119
Non current deferred taxes	22,184

Total liabilities assumed	37,400

Net assets acquired	$134,088

CenterPost

On February 1, 2007, we completed our acquisition of all of the outstanding shares of CenterPost Communications, Inc. (“CenterPost”) pursuant to the Agreement and Plan of Merger, dated as of January 31, 2007, by and among West Corporation, Platinum Acquisition Corp., a wholly owned subsidiary of West Corporation, and CenterPost. The purchase price, net of cash received of $1.0 million and transaction costs, was approximately $22.2 million in cash. We funded the acquisition with cash on hand. The results of CenterPost’s operations have been included in our consolidated financial statements in the Unified Communications segment since February 1, 2007. On April 2, 2007 CenterPost changed its name to West Notifications Group, Inc. (“WNG”).

WNG is a provider of enterprise multi-channel solutions for automating communications between companies and their customers via voice, email, fax, wireless text and instant messaging. WNG’s solutions are designed to help companies acquire, care for, grow and retain customers by enabling frequent and relevant customer contact at a price-point that is superior to traditional methods. WNG provides services to some of the nation’s largest companies in industries such as travel & transportation, banking & financial services, health sciences and property & casualty insurance.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

The following table summarizes the fair values of the assets acquired and liabilities assumed at February 1, 2007. The purchase allocation was based on the use of the market and income approaches and completed in 2007. The finite-lived intangible assets are comprised of client relationships and technology.

(Amounts in thousands) February 1, 2007
Cash	$1,019
Other current assets	1,001
Property and equipment	464
Deferred tax asset	507
Intangible assets	5,950
Goodwill	16,436

Total assets acquired	25,377

Current liabilities	2,145

Total liabilities assumed	2,145

Net assets acquired	$23,232

Assuming the acquisitions of Positron, Genesys, HBF, Omnium, TeleVox and WNG occurred as of the beginning of the periods presented, our unaudited pro forma results of operations for the years ended December 31, 2008 and 2007 would have been, in thousands, as follows:

	2008	2007
Revenue	$2,416,246	$2,402,110
Net Income (Loss)—West Corporation	$12,693	$(20,248)
Earnings per common L share—basic	$12.78	$11.08
Earnings per common L share—diluted	$12.24	$10.68
Earnings per common A share—basic	$(1.30)	$(1.49)
Earnings per common A share—diluted	$(1.30)	$(1.49)

The pro forma results above are not necessarily indicative of the operating results that would have actually occurred if the acquisitions had been in effect on the dates indicated, nor are they necessarily indicative of future results of the combined companies.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

3.	GOODWILL AND OTHER INTANGIBLE ASSETS

The following table presents the activity in goodwill by reporting segment for the years ended December 31, 2008 and 2007, in thousands:

	Unified Communications	Communication Services	Consolidated
Balance at January 1, 2007	$551,873	$634,502	$1,186,375
Acquisitions	120,013	94,072	214,085
Impairment of a majority-owned subsidiary	-	(8,843)	(8,843)
Purchase accounting adjustments	(7,754)	(53,885)	(61,639)

Balance at December 31, 2007	664,132	665,846	1,329,978
Acquisitions	169,429	160,637	330,066
Purchase accounting adjustments	2,545	(4,392)	(1,847)
Foreign currency translation adjustment	(15,340)	-	(15,340)

Balance at December 31, 2008	$820,766	$822,091	$1,642,857

We allocated the excess of the Positron and Genesys purchase costs over the fair value of the assets acquired and other finite-lived intangible assets to goodwill based on preliminary estimates. We are in the process of completing the purchase price allocation and the valuation of certain intangible assets. The process of completing a purchase price allocation and intangible asset valuation involves numerous time consuming steps for information gathering, verification and review. We expect to finalize this process in 2009. Goodwill recognized for Positron and Genesys at December 31, 2008 is approximately $143.4 million and $154.1 million, respectively and not deductible for tax purposes.

During 2008 we completed the purchase price allocation for the Omnium acquisition. The results of the valuation of certain intangible assets required a reduction of $1.6 million to be allocated to finite-lived intangible assets and a corresponding increase to goodwill and a decrease in deferred taxes from what was previously estimated. Also, as a result of completing the valuation, the estimated useful economic lives of the finite-lived intangible assets were increased. The estimated increase (reduction) in amortization expense for the Omnium intangible assets in 2008 through 2012 is approximately ($5.7) million, ($8.5) million, ($2.2) million, $0.8 million and $1.4 million, respectively.

During 2007, we recorded an $8.8 million impairment charge to write-off the goodwill associated with our investment in a majority-owned subsidiary.

Factors Contributing to the Recognition of Goodwill

Factors that contributed to a purchase price resulting in goodwill, non-deductible for tax purposes, for the purchase of Positron included its position in a growing market and vertical expansion in the emergency communication infrastructure.

Factors that contributed to a purchase price resulting in goodwill, non-deductible for tax purposes, for the purchase of Genesys included its system synergies in the Unified Communications segment, the expansion of our global presence and margin expansion opportunities due to additional scale and cost savings opportunities.

Factors that contributed to a purchase price resulting in goodwill, non-deductible for tax purposes, for the purchase of HBF included expansion of our public safety presence within the wireless and Voice-over-Internet Protocol (VoIP) market and margin expansion opportunities due to additional scale and cost savings opportunities.

Factors that contributed to a purchase price resulting in goodwill, non-deductible for tax purposes, for the purchase of Omnium, WNG and TeleVox included their respective positions in large and growing markets and margin expansion opportunities due to additional scale.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Other intangible assets

Below is a summary of the major intangible assets and weighted average amortization periods for each identifiable intangible asset, in thousands:

	As of December 31, 2008			Weighted
Intangible assets	Acquired Cost	Accumulated Amortization	Net Intangible Assets	Average Amortization Period (Years)
Client Relationships	$466,884	$(190,177)	$276,707	9.0
Technology & Patents	84,808	(26,695)	58,113	10.7
Trade names	64,285	-	64,285	Indefinite
Trade names (finite lived)	8,360	(4,369)	3,991	5.5
Other intangible assets	9,924	(7,990)	1,934	5.7

Total	$634,261	$(229,231)	$405,030

	As of December 31, 2007			Weighted
Intangible assets	Acquired Cost	Accumulated Amortization	Net Intangible Assets	Average Amortization Period (Years)
Client Relationships	$354,668	$(127,622)	$227,046	9.0
Technology & Patents	64,832	(19,214)	45,618	9.7
Trade names	54,285	-	54,285	Indefinite
Trade names (finite lived)	9,310	(3,157)	6,153	4.4
Other intangible assets	9,865	(6,560)	3,305	5.8

Total	$492,960	$(156,553)	$336,407

Amortization expense for finite-lived intangible assets was $73.4 million, $66.9 million and $36.5 million for the years ended December 31, 2008, 2007 and 2006, respectively. Estimated amortization expense for the intangible assets acquired in all acquisitions for the next five years in millions is as follows:

2009	$67.8
2010	$57.3
2011	$45.8
2012	$37.9
2013	$32.8

The amount of other indefinite and finite-lived intangible assets recognized in the Positron acquisition is currently estimated to be approximately $29.2 million, net of amortization, and is comprised of client relationships and technology. These finite-lived intangible assets are being amortized over five to fourteen years based on a method that most appropriately reflects our expected cash flows from these assets. Amortization expense for the Positron finite-lived intangible assets was approximately $0.3 million in 2008.

The amount of other finite-lived intangible assets recognized in the Genesys acquisition is currently estimated to be approximately $89.6 million, net of amortization, and is comprised of trade names, client relationships and technology. These finite-lived intangible assets are being amortized over two to nine years based on a method that most appropriately reflects our expected cash flows from these assets. Amortization expense for the Genesys finite-lived intangible assets was approximately $18.5 million in 2008.

The amount of other finite-lived intangible assets recognized in the HBF acquisition is approximately $4.9 million, net of amortization, and is comprised of a non-compete agreement, client relationships and technology. These finite-lived intangible assets are being amortized over two to seven years based on a method that most appropriately reflects our expected cash flows from these assets. Amortization expense for the HBF finite-lived intangible assets was approximately $1.0 million in 2008.

The amount of other finite-lived intangible assets recognized in the Omnium acquisition is approximately $49.8 million, net of amortization, and is comprised of trade names, customer relationships, a non-compete agreement and technology. These finite-lived intangible assets are being amortized over three to eleven years based on a method that most appropriately reflects our expected cash flows from these assets. Amortization expense for the Omnium finite-lived intangible assets was approximately $8.6 million and $9.5 million in 2008 and 2007, respectively.

The amount of other finite-lived intangible assets recognized in the TeleVox acquisition is approximately $39.3 million, net of amortization, and is comprised of trade names, client relationships, non-compete agreements and technology. These finite-lived intangible assets are being amortized over five to twelve and one half years based on a method that most appropriately reflects our expected cash flows from these assets. Amortization expense for the TeleVox finite-lived intangible assets was approximately $3.5 million and $6.9 million in 2008 and 2007, respectively.

The amount of other finite-lived intangible assets recognized in the WNG acquisition is approximately $2.2 million, net of amortization, and is comprised of client relationships and technology. These finite-lived intangible assets are being amortized over six to ten years based on a method that most appropriately reflects our expected cash flows from these assets. Amortization expense for the WNG finite-lived intangible assets was approximately $0.5 million and $3.3 million in 2008 and 2007, respectively.

The intangible asset trade names for six acquisitions InterCall and ConferenceCall.com in 2003, Intrado and InPulse in 2006, TeleVox in 2007 and Positron in 2008 were determined to have an indefinite life based on management’s current intentions. If factors were to change that would indicate the need to assign a definite life to these assets, we will do so and commence amortization. We periodically assess the trade names value. This assessment is made using the relief-from-royalty method, under which the value of a trade name is determined based on a royalty that could be charged to a third party for using the trade name in question. The royalty, which is based on a reasonable rate applied against forecasted sales, is tax-effected and discounted to present value.

Below is a summary of other intangible assets, at acquired cost, by reporting segment at December 31, 2008 and 2007, in thousands:

	Communication Services	Unified Communications	Corporate	Consolidated
As of December 31, 2008
Customer lists	$210,097	$256,787	$-	$466,884
Technology & Patents	53,973	30,454	381	84,808
Trade names	35,901	36,744	-	72,645
Other intangible assets	5,725	4,199	-	9,924

Total	$305,696	$328,184	$381	$634,261

As of December 31, 2007
Customer lists	$184,935	$169,733	$-	$354,668
Technology & Patents	51,992	12,630	210	64,832
Trade names	29,391	34,205	-	63,596
Other intangible assets	5,575	4,289	-	9,864

Total	$271,893	$220,857	$210	$492,960

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

4.	PORTFOLIO RECEIVABLES

Changes in purchased receivable portfolios for the years ended December 31, 2008 and 2007, respectively, in thousands, were as follows:

	2008	2007
Beginning of period	$210,142	$149,657
Purchases, net of putbacks	45,403	127,412
Recoveries, including portfolio sales of $17,881 and $28,848	(171,612)	(212,624)
Revenue recognized	125,218	148,232
Portfolio allowances	(76,405)	(2,535)

Balance at end of period	132,746	210,142
Less: current portion	(64,204)	(77,909)

Portfolio receivables, net of current portion	$68,542	$132,233

Included in the portfolio receivables balances above are pools accounted for under the cost recovery method of $63.3 million and $10.3 million at December 31, 2008 and December 31, 2007, respectively.

We recorded a $76.4 million and $2.5 million reduction in revenue in our Communication Services segment as an allowance for impairment of purchased accounts receivable during 2008 and 2007, respectively. This impairment was due to reduced liquidation rates on existing portfolios which we believe was associated with weaker economic conditions for consumers. The valuation allowance was calculated in accordance with SOP 03-3 which requires that a valuation allowance be taken for decreases in expected cash flows or a change in timing of cash flows which would otherwise require a reduction in the stated yield on a portfolio pool. The following presents the change in the portfolio allowance of portfolio receivables, in thousands:

	2008	2007
Beginning of period balance	$2,535	$-
Additions	76,405	2,535
Recoveries	-	-

Balance at end of period	$78,940	$2,535

5.	PROPERTY AND EQUIPMENT

Property and equipment, at cost, in thousands, consisted of the following:

	December 31,
	2008	2007
Land and improvements	$7,373	$7,356
Buildings	95,489	93,339
Telephone and computer equipment	630,349	561,326
Office furniture and equipment	67,007	62,441
Leasehold improvements	89,406	84,610
Construction in progress	28,764	18,386

	$918,388	$827,458

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

We lease certain land, buildings and equipment under operating leases which expire at varying dates through July 2024. Rent expense on operating leases was approximately $50.4 million, $41.7 million and $34.4 million for the years ended December 31, 2008, 2007 and 2006, respectively, exclusive of related-party lease expense. On all real estate leases, we pay real estate taxes, insurance and maintenance associated with the leased sites. Certain of the leases offer extension options ranging from month-to-month to five years.

Future minimum payments under non-cancelable operating leases with initial or remaining terms of one year or more, in thousands, are as follows:

	Non-Related Party Operating Leases	Related - Party Operating Lease	Total Operating Leases
Year Ending December 31,
2009	29,741	688	30,429
2010	27,114	731	27,845
2011	16,492	731	17,223
2012	11,291	731	12,022
2013	8,421	731	9,152
2014 and thereafter	47,747	487	48,234

Total minimum obligations	$140,806	$4,099	$144,905

6.	ACCRUED EXPENSES

Accrued expenses, in thousands, consisted of the following as of:

	December 31, 2008	December 31, 2007
Accrued wages	$72,405	$56,463
Deferred revenue	62,631	23,574
Interest payable	36,084	36,900
Accrued other taxes (non-income related)	31,078	17,921
Interest rate hedge position	24,930	15,970
Accrued settlements	20,479	21,244
Accrued acquisition costs	19,000	-
Accrued employee benefit costs	15,845	13,745
Accrued phone	15,213	21,949
Customer deposits	5,617	4,444
Other current liabilities	40,640	32,834

	$343,922	$245,044

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

7.	PORTFOLIO NOTES PAYABLE

Our portfolio notes payable, in thousands, consisted of the following as of:

	December 31,
	2008	2007

Non-recourse portfolio notes payable	$88,477	$120,311
Less current maturities	77,308	77,219

Portfolio notes payable, net of current portion	$11,169	$43,092

We historically have maintained through majority-owned subsidiaries receivables management asset financing facilities with affiliates of Cargill, Inc. and CarVal Investors, LLC (the “Portfolio Lenders”). Each Portfolio lender is a non-controlling interest holder in the applicable majority-owned subsidiary. Pursuant to these agreements, we have borrowed up to 85% of the purchase price of each receivables portfolio purchased from the lender and funded the remaining purchase price. Interest generally accrues on the outstanding debt at a variable rate of 2.75% over prime. The debt is non-recourse and collateralized by all of the assets of the applicable majority-owned subsidiary, including receivable portfolios within a loan series. Each loan series contains a group of portfolio asset pools that had an aggregate original principal amount of approximately $20 million. These notes mature in 24 to 30 months from the date of origination. At December 31, 2008, we had $85.7 million of non-recourse portfolio notes payable outstanding under these facilities, compared to $120.3 million outstanding at December 31, 2007.

On May 21, 2008, we entered into a series of agreements with TOGM, LLC (“TOGM”) pursuant to which TOGM would finance up to 80% of the purchase price of selected receivables portfolios. Interest generally accrues on the outstanding debt at a variable rate of 3.5% over prime. In December 2008, the parties executed a note with a fixed rate of 8.5%. The debt is non-recourse and collateralized by all of the assets of the applicable majority-owned subsidiary, including receivable portfolios within a loan series. Each loan series contains a group of portfolio asset pools that provide for an aggregate original principal amount of approximately $10 million. These notes mature in 24 months from the date of origination. At December 31, 2008, there was $2.8 million outstanding under the West Receivables credit agreement bearing a blended interest rate of 7.5%. TOGM’s shareholders are Mary and Gary West who collectively own approximately 22% of West Corporation.

Interest expense on all portfolio notes payable in 2008, 2007 and 2006 was $8.4 million, $11.1 million and $5.7 million, respectively.

8.	RELATED PARTIES

Management Services: Affiliates of Thomas H. Lee Partners, L.P. and Quadrangle Group LLC provide management and advisory services pursuant to management services agreements entered into in connection with the consummation of the recapitalization. The fees for services and expenses were $4.2 million, $4.1 million and $1.0 million in 2008, 2007, and 2006, respectively. In addition, in consideration for financial advisory services and capital structure analysis services rendered in connection with the recapitalization, affiliates of Thomas H. Lee Partners, L.P. and Quadrangle Group LLC received an aggregate transaction fee of $40.0 million in 2006.

Lease: We lease certain office space owned by a partnership whose partners own approximately 22% of our common stock at December 31, 2008. Related party lease expense was approximately $0.7 million each year for the years ended December 31, 2008, 2007 and 2006. The lease expires in 2014.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Portfolio Receivable Financing: As discussed in Note 7, Portfolio Notes Payable, on May 21, 2008, we entered into a series of agreements with TOGM, LLC (“TOGM”) pursuant to which TOGM would finance up to 80% of the purchase price of selected receivables portfolios. TOGM’s shareholders are Mary and Gary West who collectively own approximately 22% of West Corporation.

9.	LONG-TERM OBLIGATIONS

Long-term obligations, in thousands, consist of the following:

	December 31,
	2008	2007
Senior Secured Term Loan Facility, due 2013	$2,485,432	$2,376,380
Senior Secured Revolving Credit, due 2012	224,043	-
Multi currency revolving credit facility, due 2011	48,175	-
9.5% Senior Notes, due 2014	650,000	650,000
11% Senior Subordinated Notes, due 2016	450,000	450,000

	3,857,650	3,476,380

Less: current maturities	25,283	23,943

Long-term obligations	$3,832,367	$3,452,437

Interest expense during 2008, 2007 and 2006 on these long-term obligations was approximately $298.9 million, $307.6 million, and $89.3 million, respectively.

Future maturities of long-term debt, in thousands, at December 31, 2008 were:

Year	Amount
2009	$25,283
2010	$25,283
2011	$73,458
2012	$249,326
2013	$2,384,300
Thereafter	$1,100,000

Senior Secured Term Loan Facility

The $2,534.0 million senior secured term loan facility and $250 million senior secured revolving credit facility bear interest at variable rates. The senior secured term loan facility requires annual principal payments of approximately $25.3 million, paid quarterly, with a balloon payment on the maturity date, October 24, 2013, of approximately $2,365.3 million. The senior secured term loan facility pricing is based on the Company’s corporate debt rating and the grid ranges from 2.125% to 2.75% for LIBOR rate loans (LIBOR plus 2.375% at December 31, 2008), and from 1.125% to 1.75% for base rate loans (Base Rate plus 1.375% at December 31, 2008), except for the $134.0 million term loan expansion, which is priced at LIBOR plus 5.0%, and Base Rate plus 4.0% for base rate loans. The LIBOR rate has a floor at 3.50%.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

The senior secured credit facilities include certain customary representations and warranties, affirmative covenants, and events of default, including payment defaults, breach of representations and warranties, covenant defaults, cross-defaults to certain indebtedness, certain events of bankruptcy, certain events under the Employee Retirement Income Security Act of 1974, material judgments, the invalidity of material provisions of the documentation with respect to the senior secured credit facilities, the failure of collateral under the security documents for the senior secured credit facilities, the failure of the senior secured credit facilities to be senior debt under the subordination provisions of certain of the Company’s subordinated debt and a change of control of the Company. If an event of default occurs, the lenders under the senior secured credit facilities will be entitled to take certain actions, including the acceleration of all amounts due under the senior secured credit facilities and all actions permitted to be taken by a secured creditor.

The Company may request additional tranches of term loans or increases to the revolving credit facility in an aggregate amount not to exceed $279.6 million including the aggregate amount of $48.6 million of principal payments previously made in respect of the term loan facility. The availability of such additional tranches of term loans or increases to the revolving credit facility is subject to the absence of any default and pro forma compliance with financial covenants and, among other things, the receipt of commitments by existing or additional financial institutions.

First Amendment

In February 2007, we amended the senior secured term loan facility. The general terms of the amendment included interest rate repricing based on our debt rating, expansion of the loan facility by $165.0 million to $2,265.0 million.

Second Amendment

In May 2007, West Corporation, Omnium Worldwide, Inc., a subsidiary of West (“Omnium”), as borrower and guarantor, and Lehman Commercial Paper Inc. (“Lehman”), as administrative agent, entered into Amendment No. 2 (the “Second Amendment”). The general terms of the Second Amendment included an incremental $135.0 million tranche of the senior secured term loan facility. After the incremental borrowing, the aggregate loan facility is $2,400.0 million. In connection with the Second Amendment, Omnium delivered a Supplement to the Guaranty Agreement, dated as of October 24, 2006, and a Supplement to the Security Agreement, dated as of October 24, 2006, which supplements work to, among other things, include Omnium as a guarantor of the obligations and a grantor of a security interest, respectively, under the Credit Agreement.

Third Amendment

In May 2008, West and InterCall, Inc., a West subsidiary (“InterCall”), entered into Amendment No. 3 (the “Third Amendment”) to our senior secured credit agreement. The terms of the Third Amendment include an expansion of the term loan credit facility by $134.0 million in incremental term loans. After the expansion of the term loan credit facility, the aggregate facility is $2,534.0 million. The pricing of this debt is Base Rate (as defined in the senior secured term loan facility) or LIBOR (with a floor of 3.5%) plus margin of 4.0% for Base Rate loans and 5.0% for LIBOR loans. The incremental term loan includes call protection for voluntary or mandatory prepayment or scheduled repayment during the first two years following the borrowing date (5.0% premium during the first year and 2.0% premium during the second year). The estimated effective interest rate for this add-on to the term loan facility is approximately 9.5%. After the expansion of the term loan credit facility, the aggregate facility is $2,534.0 million. The effective annual interest rate, inclusive of debt amortization costs, on the senior secured term loan facility for 2008 and 2007 was 6.56% and 8.03%, respectively.

Senior Secured Revolving Credit Facility

The senior secured revolving credit facility pricing is based on the Company’s total leverage ratio and the grid ranges from 1.75% to 2.50% for LIBOR rate loans (LIBOR plus 2.0% at December 31, 2008), and the margin ranges from 0.75% to 1.50% for base rate loans (Base Rate plus 1.0% at December 31, 2008). The Company is required to pay each lender a commitment fee of 0.50% in respect of any unused commitments under the senior secured revolving credit facility. The commitment fee in respect of unused commitments under the senior secured revolving credit facility is subject to adjustment based upon our total leverage ratio.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Multicurrency revolving credit facility

In May 2008, InterCall Conferencing Services Limited, a foreign subsidiary of InterCall (“ICSL”), entered into a $75.0 million multicurrency revolving credit facility to partially finance the acquisition of Genesys, related fees and expenses and for general corporate purposes. The credit facility is secured by substantially all of the assets of ICSL and is not guaranteed by West or any of its domestic subsidiaries. The credit facility matures May 16, 2011 with two one-year additional extensions available upon agreement with the lenders. Interest on the facility is variable based on the leverage ratio of the foreign subsidiary and the margin ranges from 2.0% to 2.75% over the selected optional currency LIBOR (Sterling or Dollar/EURIBOR (Euro)) (subject to an upward adjustment of up to 0.5% in connection with the syndication of the facility). In September 2008, as permitted based on market conditions, the agreement was amended to increase the margin by 0.375%, as permitted based on market conditions, increasing the margin range to 2.375% to 3.125%. The margin at December 31, 2008 was 2.75%. This facility may rise above $75.0 million due to currency fluctuations and has pay down requirements to $75.0 million at interest reset dates. The credit facility also includes a commitment fee of 0.5% on the unused balance and certain financial covenants which include a maximum leverage ratio, a minimum interest coverage ratio and a minimum revenue test.

Senior Notes

The senior notes consist of $650.0 million aggregate principal amount of 9.5% senior notes due 2014. Interest is payable semiannually. The senior notes contain covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to: incur additional debt or issue certain preferred shares; pay dividends on or make distributions in respect of the Company’s capital stock or make other restricted payments; make certain investments; sell certain assets; create liens on certain assets to secure debt; consolidate, merge, sell, or otherwise dispose of all or substantially all of the Company’s assets; enter into certain transactions with the Company’s affiliates; and designate the Company’s subsidiaries as unrestricted subsidiaries.

At any time prior to October 15, 2010, the Company may redeem all or a part of the senior notes, at a redemption price equal to 100% of the principal amount of senior notes redeemed plus the applicable premium, outlined below, and accrued and unpaid interest and all additional interest then owing pursuant to the applicable registration rights agreement, if any, to the date of redemption, subject to the rights of holders of senior notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after October 15, 2010, the Company may redeem the senior notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount of the senior notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable date of redemption, subject to the right of holders of senior notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2010	104.750
2011	102.375
2012 and thereafter	100.000

In addition, until October 15, 2009, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of senior notes issued by it at a redemption price equal to 109.50% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable date of redemption, subject to the right of holders of senior notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings; provided that at least 65% of the sum of the aggregate principal amount of senior notes originally issued under the senior indenture and any additional notes issued under the senior indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Senior Subordinated Notes

The senior subordinated notes consist of $450.0 million aggregate principal amount of 11% senior subordinated notes due 2016. Interest is payable semiannually. The senior subordinated indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to: incur additional debt or issue certain preferred shares; pay dividends on or make distributions in respect of the Company’s capital stock or make other restricted payments; make certain investments; sell certain assets; create liens on certain assets to secure debt; consolidate, merge, sell, or otherwise dispose of all or substantially all of the Company’s assets; enter into certain transactions with the Company’s affiliates; and designate the Company’s subsidiaries as unrestricted subsidiaries.

At any time prior to October 15, 2011, the Company may redeem all or a part of the senior subordinated notes at a redemption price equal to 100% of the principal amount of senior subordinated notes redeemed plus the applicable premium, outlined below, and accrued and unpaid interest to the date of redemption, subject to the rights of holders of senior subordinated notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after October 15, 2011, the Company may redeem the senior subordinated notes in whole or in part, at the redemption prices (expressed as percentages of principal amount of the senior subordinated notes to be redeemed) set forth below, plus accrued and unpaid interest thereon to the applicable date of redemption, subject to the right of holders of senior subordinated notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on October 15 of each of the years indicated below:

Year	Percentage
2011	105.500
2012	103.667
2013	101.833
2014 and thereafter	100.000

In addition, until October 15, 2009, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of senior subordinated notes issued by it at a redemption price equal to 111% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to the applicable date of redemption, subject to the right of holders of senior subordinated notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings (as defined in the senior subordinated indenture); provided that at least 65% of the sum of the aggregate principal amount of senior subordinated notes originally issued under the senior subordinated indenture and any additional notes issued under the senior subordinated indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.

The Company and its subsidiaries, affiliates or significant shareholders may from time to time, in their sole discretion, purchase, repay, redeem or retire any of the Company’s outstanding debt or equity securities (including any publicly issued debt or equity securities), in privately negotiated or open market transactions, by tender offer or otherwise.

Interest Rate Protection

In October 2006 we entered into a three-year interest rate swap to hedge the cash flows from our variable rate debt, which effectively converted the hedged portion to fixed rate debt on our outstanding senior secured term loan facility. In August 2007 we entered into an additional two-year interest rate swap with the same objective of converting the hedged portion to fixed rate debt. In August and September 2008 we entered into three additional three-year interest rate swaps with the same objective of converting the hedged portion to fixed rate debt. The initial assessments of hedge effectiveness were performed using regression analysis. The periodic measurements of hedge ineffectiveness are performed using the change in variable cash flows method.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

At December 31, 2008, our gross fair value liability position was approximately $56.4 million compared to $16.0 million at December 31, 2007.

The following chart summarizes interest rate hedge transactions, in thousands, effective during 2008 and 2007:

Accounting Method	Effective Dates	Nominal Amount	Fixed Interest Rate	Status
Change in variable cash flow	10/24/07-10/24/08	$700,000	5.0% - 5.01%	Outstanding
Change in variable cash flow	10/24/08-10/24/09	$600,000	5.0% - 5.01%	Outstanding
Change in variable cash flow	8/28/07-8/28/09	$120,000	4.81% - 4.815%	Outstanding
Change in variable cash flow	8/29/08-8/29/11	$200,000	3.532%	Outstanding
Change in variable cash flow	9/29/08-8/29/11	$150,000	3.441%	Outstanding
Change in variable cash flow	9/29/08-8/29/11	$250,000	3.38%	Outstanding

In accordance with SFAS 133, Accounting for Derivative Instruments and Hedging Activities, these cash flow hedges are recorded at fair value with a corresponding entry, net of taxes, recorded in other comprehensive income until earnings are affected by the hedged item.

In September and October 2008 the counterparty to two of our interest rate swaps, Lehman Brothers Special Financing Inc. (“LBSF”), and its parent and credit support provider, Lehman Brothers Holdings Inc., each filed for bankruptcy. Based on these bankruptcy filings we believe that these cash flow hedges no longer qualify for hedge accounting. Therefore, the change in fair value from June 30, 2008, the last time these hedges were determined to be effective, and the fair value of these hedges at December 31, 2008, was $12.5 million and recorded as interest expense. Subsequent changes in fair value of these two hedges will also be recorded in earnings. At June 30, 2008, the Other Comprehensive Loss associated with one of these hedges was $3.3 million. The associated Other Comprehensive Loss for this hedge will be reclassified into earnings over the remaining life of the hedge which terminates on October 24, 2009. During the six months ended December 31, 2008, $2.0 million of Other Comprehensive Loss and the related deferred income tax asset was reclassified and recorded as interest expense.

In August 2008 we entered into a one-year interest rate basis swap overlay to reduce interest expense by taking advantage of the risk premium between the one-month LIBOR and the three-month LIBOR. We placed the basis overlay swaps on certain swaps entered into in October 2006 and August 2007. The basis swap overlay leaves the existing interest rate swaps intact and executes a basis swap whereby our three-month LIBOR payments on the basis swap are offset by the existing swap and we receive one-month LIBOR payments ranging from LIBOR plus 10.5 basis points to 12.75 basis points. The termination dates and notional amounts match the interest rate swaps noted above. The initial measurement assessment of hedge effectiveness was performed using regression analysis. At December 31, 2008, our gross fair value liability position on the interest rate basis swap overlay was approximately $3.2 million which we recorded as interest expense during 2008 which represents the amount that these basis swaps were determined to be ineffective.

We experienced no ineffectiveness on any of our interest rate swaps during 2007.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

10.	INCOME TAXES

Components of income tax expense, in thousands, were as follows:

	Year Ended December 31,
	2008	2007	2006
Current income tax expense:
Federal	$4,058	$1,296	$44,865
State	3,521	2,695	2,992
Foreign	30,598	11,740	8,348

	38,177	15,731	56,205

Deferred income tax expense (benefit):
Federal	(12,892)	(7,973)	8,876
State	(1,359)	(944)	424
Foreign	(12,195)	-	-
	(26,446)	(8,917)	9,300

Total income tax expense	$11,731	$6,814	$65,505

A reconciliation of income tax expense computed at statutory tax rates compared to effective income tax rates was as follows:

	Year Ended December 31,
	2008	2007	2006
Statutory rate	35.0%	35.0%	35.0%
Non-deductible recapitalization expenses	0.0%	4.3%	9.7%
Valuation allowance addition (reversal)	0.0%	-8.3%	1.7%
State income taxes, net of Federal benefit	7.8%	6.4%	1.3%
Federal tax credits	-6.7%	-9.2%	-1.0%
Uncertain tax positions	0.4%	5.5%	0.7%
Effect of deferred tax rate change	0.0%	8.8%	0.0%
Noncontrolling interest in net income	2.5%	-19.5%	-3.8%
Other	1.2%	1.6%	-0.1%

	40.2%	24.6%	43.5%

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Significant temporary differences between reported financial and taxable earnings that give rise to deferred tax assets and liabilities, in thousands, were as follows:

	Year Ended December 31,
	2008	2007
Deferred income tax assets:
Net operating loss carryforwards	$154,106	$77,456
Accrued expenses	33,571	11,762
Tax credits	15,587	17,977
Interest rate hedge activities	14,749	5,810
Benefit plans	7,609	3,666
Reserves not currently deductible for tax purposes	4,406	4,736
Allowance for doubtful accounts	2,846	2,139
Other	902	1,274

Gross deferred income tax assets	233,776	124,820

Less valuation allowance	(100,676)	(31,974)

Total deferred income tax assets	$133,100	$92,846

Deferred tax liabilities:
Acquired intangibles amortization	$131,265	$107,265
Excess tax depreciation over financial depreciation	20,517	18,070
Cost recovery	(7,284)	13,406
International earnings	7,412	4,684
Prepaid expenses	4,927	5,897
Foreign currency translation	725	580

Total deferred tax liabilities	157,562	149,902

Net deferred tax liability	$24,462	$57,056

Deferred tax assets / liabilities included in the balance sheet are:
Deferred income taxes receivable	$52,647	$33,718
Deferred income taxes payable	77,109	90,774

Net deferred income taxes	$24,462	$57,056

At December 31, 2008, the Company had federal and foreign net operating loss (“NOL”) carryforwards in the amount of $403.0 million which resulted in a net deferred tax asset of $57.8 million which is available to reduce future taxes in the U.S. and France. The NOL carryforwards are all attributable to acquired companies. In connection with the Genesys and Positron acquisitions, we assumed NOL’s of approximately $245.4 million. The Genesys NOL includes $131.7 million from the U.S. and $96.5 million from France. The use of the entire Genesys U.S. NOL carryforward is subject to limitations under Internal Revenue Code Section 382 and a valuation allowance is recorded against this entire amount. A valuation allowance of $22.6 million has been recorded against the French NOL based on expected utilization. As a result of these valuation allowances the Company believes that $160.2 million of the $403.0 million in NOLs will be utilized to offset future taxable income. The valuation allowance, which reduces deferred tax assets to an amount that will more likely than not be realized, is $100.7 million at December 31, 2008. Our valuation allowance increased $68.7 million in 2008. We also have tax credit carryforwards of $15.6 million, related to general business credits and foreign tax credits that can be offset against federal income tax in future years. The foreign tax credits can be carried forward for ten years from the date of origin and the general business credits can be carried forward for twenty years from the date of origin. The foreign tax credits will begin expiring in 2017 and the general business credits will begin expiring in 2023.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

We are still in the measurement period for both Genesys and Positron acquisitions and in the process of obtaining all the pertinent factors in order to determine if the provisional amounts recognized for income taxes for the year ended December 31, 2008 may need to be revised based upon the facts and circumstances that existed at the acquisition date, that if known, would have resulted in the recognition of those assets or liabilities as of that date.

In 2008, 2007, and 2006, income tax benefits attributable to employee stock option transactions and distributions from the Executive Retirement Savings Plan of $0 million, $0 million and $50.8 million, respectively were allocated to shareholders’ equity.

In preparing our tax returns, we are required to interpret complex tax laws and regulations. On an ongoing basis, we are subject to examinations by federal and state tax authorities that may give rise to different interpretations of these complex laws and regulations. The number of tax years that remain open and subject to tax audits varies depending upon the tax jurisdiction. Our major taxing jurisdictions include the U.S., United Kingdom and France. The IRS initiated its audit of our U.S. income tax returns for 2005 and 2006 tax years in the second quarter of 2008. The audit is progressing and we reasonably estimate the timing or the change in unrecognized tax benefits from the resolution of any matters resulting from the audit of our consolidated Financial Statements. Due to the nature of the examination process, it generally takes years before these examinations are completed and matters are resolved. At year-end, we believe the aggregate amount of any additional tax liabilities that may result from these examinations, if any, will not have a material adverse effect on our financial condition, results of operations or cash flows.

On January 1, 2007, we adopted Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”), which clarifies the accounting for uncertainty in tax positions. After the adoption of FIN 48, we have total liabilities for unrecognized tax benefits of $14.0 million. Of this amount, $4.0 million was recorded as a decrease to beginning retained deficit for the cumulative effect of adopting FIN 48. In addition we classified certain tax liabilities for unrecognized tax benefits, as well as related potential interest and penalties, from current liabilities to long-term liabilities.

The following summarizes the activity related to our unrecognized tax benefits in 2008 and 2007, in thousands:

Balance January 1, 2007	$13,968
Increases for positions taken in current year	542
Increases for positions taken in prior years	482
Increases for interest and penalties	1,214
Expiration of the statute of limitations for the assessment of taxes	(198)

Balance at December 31, 2007	16,008
Increases for positions taken in current year	374
Increases for positions taken in prior years	997
Decrease due to settlements with taxing authorities	(1,668)
Expiration of the statute of limitations for the assessment of taxes	(313)

Balance at December 31, 2008	$15,398

Included in the unrecognized tax benefits at December 31, 2008 was $11.0 million of tax benefits that, if recognized, would affect our effective tax rate. We recognize interest related to unrecognized tax benefits and penalties as income tax expense. During 2008, we accrued approximately $1.0 million for interest and no additional penalties related to these unrecognized tax benefits. At December 31, 2008, the aggregate recorded liability for interest and potential penalties is $4.8 million and $1.0 million, respectively. We do not expect our unrecognized tax benefits to change significantly over the next twelve months.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

11.	FAIR VALUE DISCLOSURES

Effective January 1, 2008, we adopted Financial Accounting Standards Board SFAS No. 157, Fair Value Measurements (“SFAS 157”) which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The provisions of SFAS 157 apply to other accounting pronouncements that require or permit fair value measurements. SFAS 157:

•

Defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date; and

•	Establishes a three level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date.

Inputs refers broadly to the assumptions that market participants would use in pricing the asset or liability, including assumptions about risk. To increase consistency and comparability in fair value measurements and related disclosures, the fair value hierarchy prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The three levels of the hierarchy are defined as follows:

•	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

•

Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly for substantially the full term of the financial instrument.

•	Level 3 inputs are unobservable inputs for asset or liabilities.

The categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. In February 2008, the FASB issued FASB Staff Position No. 157-2, “Effective Date of FASB Statement No. 157,” which delayed for one year the applicability of SFAS 157’s fair value measurements to certain nonfinancial assets and liabilities. The Company adopted SFAS 157 in 2008, except as it applies to those nonfinancial assets and liabilities affected by the one-year delay.

Following is a description of the valuation methodologies used for assets and liabilities measured at fair value.

Trading Securities (Asset): The assets held in the West Corporation Executive Retirement Savings Plan and the West Corporation Non-qualified Deferred Compensation Plan include mutual funds, invested in debt and equity securities, classified as trading securities in accordance with Financial Accounting Standard No. 115, Accounting for Certain Investments in Debt and Equity Securities, considering the employee’s ability to change the investment allocation of their deferred compensation at any time. Quoted market prices are available for these securities in an active market; therefore, the fair value of these securities is determined by Level 1 inputs.

Trading Securities (Liability): The underlying obligation for the mutual funds invested in debt and equity securities in the West Corporation Executive Retirement Savings Plan and the West Corporation Non-qualified Deferred Compensation Plan are classified as trading securities in accordance with Financial Accounting Standard No. 115, Accounting for Certain Investments in Debt and Equity Securities, considering the employee’s ability to change the investment allocation of their deferred compensation at any time. Quoted market prices are available for these securities in an active market; therefore, the fair value of these securities is determined by Level 1 inputs.

Interest rate swaps: The effect of the interest rate swaps (cash flow hedges) is to change a variable rate debt obligation to a fixed rate for that portion of the debt that is hedged. We record the interest rate swaps at fair value. The fair value of the interest rate swaps is based on a model whose inputs are observable; therefore, the fair value of these interest rate swaps is based on a Level 2 input.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Assets and liabilities at December 31, 2008 measured at fair value on a recurring basis, in thousands, are summarized below:

Description	Carrying Amount	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Assets / Liabilities at Fair Value
Assets
Trading securities	$10,765	$10,765	$-	$-	$10,765

Total assets at fair value	$10,765	$10,765	$-	$-	$10,765

Liabilities
Trading securities	$10,765	$10,765	$-	$-	$10,765
Interest rate swaps	56,409	-	56,409	-	56,409

Total liabilities at fair value	$67,174	$10,765	$56,409	$-	$67,174

Effective January 1, 2008, we also adopted SFAS No. 159 The Fair Value Option for Financial Assets and Financial Liabilities (“SFAS 159”). SFAS 159 allows any entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities on a contract-by-contract basis. We elected not to adopt the fair value option for certain financial instruments.

The fair value of our senior secured term loan facility, 9.5% senior notes and 11% senior subordinated notes based on market quotes at December 31, 2008 was approximately $2,132.6 million compared to the carrying amount of $3,585.4 million.

12.	OFF – BALANCE SHEET ARRANGEMENTS

We utilize standby letters of credit to support primarily workers’ compensation policy requirements and certain operating leases. Performance obligations of Intrado and Positron are supported by performance bonds and letters of credit. These obligations will expire at various dates through April 2013 and are renewed as required. The outstanding commitments on these obligations at December 31, 2008 and 2007 were $17.1 million and $9.9 million, respectively.

13.	EMPLOYEE BENEFITS AND INCENTIVE PLANS

Qualified Retirement Plan

We have a multiple employer 401(k) plan, which covers substantially all employees twenty-one years of age or older who will also complete a minimum of 1,000 hours of service in each calendar year. Under the plan, we match 50% of employees’ contributions up to 14% of their gross salary or the statutory limit which ever is less if the employee satisfies the 1,000 hours of service requirement during the calendar year. Our matching contributions vest 25% per year beginning after the second service anniversary date. The matching contributions are 100% vested after the employee has attained five years of service. Total employer contributions under the plan were approximately $6.9 million, $6.7 million and $5.4 million for the years ended December 31, 2008, 2007 and 2006, respectively.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Non-Qualified Retirement Plans

We maintain a grantor trust under the West Corporation Executive Retirement Savings Plan (“Trust”). The principal of the Trust and any earnings thereon shall be held separate and apart from our other funds and shall be used exclusively for the uses and purposes of plan participants and general creditors. Participation in the Trust is voluntary and is restricted to highly compensated individuals as defined by the Internal Revenue Service. We will match 50% of employee contributions, limited to the same maximums and vesting terms as those of the 401(k) plan. Our total contributions under the plan for the years ended December 31, 2008, 2007 and 2006 were approximately $1.8 million, $1.4 million and $1.5 million, respectively. Assets under the Trust at December 31, 2008 and 2007 were $9.6 million and $9.4 million, respectively.

Effective January 2003, we established our Nonqualified Deferred Compensation Plan (as amended and restated effective January 1, 2008, the “Deferred Compensation Plan”). Pursuant to the terms of the Deferred Compensation Plan, eligible management, non-employee directors or highly compensated employees may elect to defer a portion of their compensation and have such deferred compensation invested in the same investments made available to participants of the 401(k) plan or in notional Equity Strips. We match a percentage of any amounts invested in notional equity strips (50% during 2008, 2007 and 2006). Such matched amounts are subject to 20% vesting each year. All matching contributions are 100% vested five years after the later of January 1, 2007 or, if later, the date the executive first participates in the Deferred Compensation Plan. Amounts deferred under the Deferred Compensation Plan and any earnings credited there under shall be held separate and apart from our other funds, but remain subject to claims by the Company’s general creditors. Our total contributions for the years ended December 31, 2008, 2007 and 2006 under the plan were approximately $1.5 million, $2.3 million and $2.0 million, respectively. Assets under the Deferred Compensation Plan at December 31, 2008 and 2007 were $15.7 million and $12.6 million, respectively.

2006 Executive Incentive Plan

In October 2006, the board of directors approved the 2006 Executive Incentive Plan (“EIP”). The EIP was established to advance the interests of the Company and its affiliates by providing for the grant to participants of stock-based and other incentive awards. Awards under the EIP are intended to align the incentives of the Company’s executives and investors and to improve the performance of the Company. The administrator will select participants from among those key employees and directors of and consultants and advisors to, the Company or its affiliates who, in the opinion of the administrator, are in a position to make a significant contribution to the success of the Company and its affiliates. A maximum of 359,986 Equity Strips (each comprised of eight shares of Class A Common and one share of Class L Common), in each case pursuant to rollover options, are authorized to be delivered in satisfaction of rollover option awards under the Plan. In addition, an aggregate maximum of 11,276,291 shares of Class A Common may be delivered in satisfaction of other awards under the Plan.

In general, stock options granted under the EIP become exercisable over a period of five years, with 20% of the stock option becoming exercisable at the end of each year. Once an option has vested, it generally remains exercisable until the tenth anniversary of the date of grant. In the case of a normal termination, the awards will remain exercisable for the shorter of (i) the one-year period ending with the first anniversary of the participant’s normal termination or (ii) the period ending on the latest date on which such award could have been exercised.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Stock option activity under the 2006 EIP for the years ended December 31, 2008 and 2007 and for the partial year ended December 31, 2006 is set forth below:

		Options Outstanding
	Options Available for Grant	Number of Shares	Weighted Average Exercise Price
Balance at January 1, 2006	-	-	$-
2006 Executive Incentive Plan options approved	3,075,347	-	-
Granted	(2,530,000)	2,530,000	1.64

Balance at December 31, 2007	545,347	2,530,000	1.64
Granted	(227,500)	227,500	1.64
Canceled	301,000	(301,000)	1.64
Exercised	-	(32,000)	1.64

Balance at December 31, 2007	618,847	2,424,500	$1.64
Granted	(395,000)	395,000	6.36
Canceled	281,000	(281,000)	2.27
Exercised	-	(15,000)	1.64

Balance at December 31, 2008	504,847	2,523,500	$2.26

At December 31, 2008, we expect that 80% of options granted will vest over the vesting period.

At December 31, 2008, the intrinsic value of vested options was approximately $1.6 million.

Executive Management Rollover Options		Options Outstanding
	Options Available for Grant	Number of Shares	Weighted Average Exercise Price
Balance at January 1, 2006	-	-	$-
Class A and L equity strip options available for roll over	3,239,738	-	-
Class A and L equity strip options granted	(3,239,721)	3,239,721	33.47

Balance at December 31, 2006	17	3,239,721	33.47
Granted	-	-	-
Canceled	-	-	-
Exercised	-	-	-

Balance at December 31, 2007	17	3,239,721	33.47
Granted	-	-	-
Canceled	-	(17,955)	33.00
Exercised	-	-	-

Balance at December 31, 2008	17	3,221,766	$33.48

An Equity Strip is comprised of eight options of Class A stock and one option of Class L Stock.

The rollover options are fully vested and none were exercised during 2008, 2007 or 2006.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

The following table summarizes the information on the options granted under the EIP at December 31, 2008:

Outstanding				Exercisable
Range of Exercise Prices	Number of Options	Average Remaining Contractual Life (years)	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price

$1.64	2,193,500	7.95	$1.64	832,000	$1.64
6.36	330,000	9.08	6.36	-	-

$1.64 - $6.36	2,523,500	8.10	$2.26	832,000	$1.64

The following table summarizes the information on the Class A and L equity strip options granted under the EIP at December 31, 2008:

Outstanding and Exercisable
Range of Exercise Prices	Number of Options	Average Remaining Contractual Life (years)	Weighted Average Exercise Price

$33.00	2,859,354	3.9	$33.00
34.01	79,380	4.0	34.01
38.15	283,032	3.9	38.15

$33.00 - $38.15	3,221,766	3.9	$33.48

The aggregate intrinsic value of these options at December 31, 2008 was approximately $28.3 million.

	2008	2007
Risk-free interest rate	3.07%	4.65%
Dividend yield	0.0%	0.0%
Expected volatility	28.0%	98.0%
Expected life (years)	4.0	4.0

At December 31, 2008 and 2007 there was approximately $1.9 million and $2.2 million of unrecorded and unrecognized compensation cost related to unvested share based compensation under the EIP, respectively. No share-based compensation was recorded for the management rollover options as these options were fully vested prior to the recapitalization which triggered the rollover event.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

The Company accounts for the stock option grants under the 2006 EIP in accordance with SFAS 123R. For the years ended 2008, 2007 and 2006 approximately $0.6 million, $0.5 million and $42,000 was recorded as share-based compensation for the 2006 EIP option grants, respectively. The fair value of options granted under the EIP during 2008 and 2007 were $1.72 and $1.15 per option, respectively. The Company has estimated the fair value of EIP option awards on the grant date using a Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatility was implied using the average four year historical stock price volatility for nine and six guideline companies in 2008 and 2007, respectively, that were used in applying the market approach to value the Company in its independent annual appraisal report. The expected life of four years for the options granted was derived based on a probability distribution of the likelihood of a change-of-control event occurring over the next two to six and one-half years. The risk-free rate for periods within the expected life of the option is based on the zero-coupon U.S. government treasury strip with a maturity which approximates the expected life of the option at the time of grant.

Restricted Stock

Grants of restricted stock under the EIP are in three Tranches; 33.33% of the shares in Tranche 1, 22.22% of the shares in Tranche 2 and 44.45% of the shares in tranche 3. Restricted stock acquired under the EIP shall vest during the grantee’s employment by the Company or its subsidiaries in accordance with the provisions of the EIP, as follows:

The Tranche 1 shares will vest over a period of five years, with 20% of the stock option becoming exercisable at the end of each year. Notwithstanding the above, 100% of a grantee’s outstanding and unvested Tranche 1 shares shall vest immediately upon a change of control.

The vesting schedule for Tranche 2 and Tranche 3 shares is subject to the Total Return of the Investors and the Investor IRR (“internal rate of return”) as of an exit event, subject to the following terms and conditions: Tranche 2 shares shall become 100% vested upon an exit event if, after giving effect to any vesting of the Tranche 2 shares on a exit event, Investors’ Total Return is greater than 200% and the Investor IRR exceeds 15%. Tranche 3 shares will be eligible to vest upon an exit event if, after giving effect to any vesting of the Tranche 2 shares and/or Tranche 3 shares on a exit event, Investors’ Total Return is more than 200% and the Investor IRR exceeds 15%, with the amount of Tranche 3 shares vesting upon the exit event varying with the amount by which the Investors’ Total Return exceeds 200%, as follows: 100%, if, after giving effect to any vesting of the Tranche 2 shares and/or the Tranche 3 shares on an exit event, the Total Return is equal to or greater than 300%; 0%, if, after giving effect to any vesting of the Tranche 2 shares and/or the Tranche 3 shares on an exit event, the Total Return is 200% or less; and if, after giving effect to any vesting of the Tranche 2 shares and/or the Tranche 3 shares on an exit event, the Total Return is greater than 200% and less than 300%, then the Tranche 3 shares shall vest by a percentage between 0% and 100% determined on a straight line basis. Total Return is defined as the number, expressed as a percentage, equal to (1) the sum of, in each case measured from October 24, 2006, (i) all cash dividends and distributions to the Investors in respect of their Initial Investor Shares, (ii) all cash proceeds from the sale or other disposition of such Initial Investor Shares, (iii) the fair market value, as determined in good faith by the Board, of any other property, securities or other consideration received by the Investors in respect of such Initial Investor Shares, and, (iv) solely in the case of an Exit Event which results in the sale of less than 100% of the Company’s Stock held by the Investors immediately prior to such event, the fair market value, as determined by the Board, of the portion of the Company’s Stock attributable to the Initial Investor Shares held by the Investors immediately after such Exit Event, divided by (2) the cost of such Initial Investor Shares.

Performance conditions that affect vesting are not reflected in estimating the fair value of an award at the grant date as those conditions are restrictions that stem from the forfeitability of instruments to which employees have not yet earned the right. Paragraph A64 of FAS 123R requires that if the vesting of an award is based on satisfying both a service and performance condition, the company must initially determine which outcomes are probable of achievement and recognize the compensation cost over the longer of the explicit or implicit service period. Since an exit event is currently not considered probable nor is the meeting the performance objectives, no compensation costs will be recognized on Tranches 2 or 3 until those events become probable. The unrecognized compensation costs of Tranches 2 and 3 in the aggregate total $7.4 million.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Restricted Stock activity under the EIP for 2008, 2007 and 2006 are set forth below:

		Restricted Stock Outstanding
	Restricted Stock Available for Grant	Number of Shares	Fair Value
Balance at January 1, 2006	-	-	$-
2006 Executive Incentive Plan shares approved	8,200,925	-	-
Restricted Stock granted December 1, 2006	(7,720,000)	7,720,000	1.43

Balance at December 31, 2006	480,925	7,720,000	1.43
Granted	(400,000)	400,000	1.43
Canceled	116,668	(116,668)	1.43
Exercised	-	-	-

Balance at December 31, 2007	197,593	8,003,332	1.43
Granted	(120,000)	120,000	6.36
Canceled	99,990	(99,990)	1.43
Exercised	-	(8,332)	1.43

Balance at December 31, 2008	177,583	8,015,010	$1.50

The following table summarizes the information on the restricted stock granted under the EIP at December 31, 2008:

Outstanding				Exercisable
Range of Exercise Prices	Number of Shares	Average Remaining Contractual Life (years)	Weighted Average Grant Date Fair Value	Number of Shares	Weighted Average Grant Date Fair Value

$1.43	7,895,010	7.92	$1.43	1,039,229	$1.43
6.36	120,000	9.08	6.36	-	-

$1.43 - $6.36	8,015,010	7.98	$1.50	1,039,229	$1.43

We account for the restricted stock in accordance with SFAS 123R. Share-based compensation for 2008, 2007 and 2006 for the EIP restricted stock grants was approximately $0.8 million $0.7 million and $0.1 million, respectively. The fair value of the restricted stock granted under the EIP in 2008 and 2007 was $ 6.36 and $1.43, respectively. We have estimated the fair value of EIP restricted stock grants on the grant date using a Black-Scholes option pricing model that uses the same assumptions noted above for the EIP option awards.

At December 31, 2008 and 2007 there was approximately $2.4 million and $3.1 million of unrecorded and unrecognized compensation cost related to Tranche 1 unvested restricted stock under the EIP, respectively.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

1996 & 2006 Stock Incentive Plans

Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS 123R, using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 and beyond includes: (a) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS 123, and (b) compensation cost for all stock-based payments granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS 123R. Results for prior periods were not restated and there was no cumulative effect upon adoption of SFAS 123R.

During our annual stockholders meeting on May 11, 2006, the proposal to establish the 2006 Stock Incentive Plan (the “Plan”) was approved. The Plan replaced the Amended and Restated West Corporation 1996 Stock Incentive Plan, which was scheduled to expire on December 31, 2009. In October 2006, in connection with the recapitalization we terminated the Plan. The Plan authorized the granting to our employees, consultants, directors and non-employee directors of options to purchase shares of our common stock (“Common Shares”), as well as other incentive awards based on the Common Shares. As of its effective date, awards covering a maximum of 5,000,000 Common Shares could have been granted under the Plan. The expiration date of the Plan, after which no awards could have been granted was April 1, 2016. However, the administration of the Plan generally continues in effect until all matters relating to the payment of options previously granted have been settled. Options granted under this Plan had a ten-year contractual term. Options vested and became exercisable within such period (not to exceed ten years) as determined by the Compensation Committee; however, options granted to outside directors generally vested over three years.

Immediately following the recapitalization, each stock option issued and outstanding under our 1996 Stock Incentive Plan and 2006 Stock Incentive Plan, whether or not then vested, was canceled and converted into the right to receive payment from us (subject to any applicable withholding taxes) equal to the product of the excess of $48.75 less the respective stock option exercise price multiplied by the number of options held. Also immediately following the recapitalization, the unvested restricted shares were vested and canceled and the holders of those securities received $48.75 per share, less applicable withholding taxes. All options had grant date exercise prices less than $48.75. We recorded an expense of approximately $13.6 million in relation to the acceleration of vesting of these options. Certain members of our executive officers agreed to convert (“rollover”) existing vested options in exchange for new options.

Prior to the accelerated vesting as a result of the recapitalization, we recognized the cost of all share-based awards on a straight-line basis over the vesting period of the award net of estimated forfeitures. Prior to the adoption of SFAS 123R, we presented all tax benefits of deductions resulting from the exercise of stock options as operating cash flows in the Statement of Cash Flows. Beginning on January 1, 2006 we changed our cash flow presentation in accordance with SFAS 123R which requires the cash flows from the tax benefits resulting from tax deductions in excess of the compensation cost recognized for those options (excess tax benefits) to be classified as financing cash flows in the Statement of Cash Flows. The excess tax benefits for 2006 were approximately $50.8 million.

The following table presents the activity of the stock options for the partial year 2006 up to termination date of the plan on October 24, 2006:

	Stock Option Shares	Weighted Average Exercise Price
Outstanding at January 1, 2006	6,271,165	$21.22
Granted	823,250	45.48
Canceled	(138,119)	37.38
Exercised	(978,376)	17.95

Options outstanding at the termination of the plan, at October 24, 2006	5,977,920	$24.72

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

The following table summarizes information about our employee stock options outstanding prior to the plan’s termination:

Range of Exercise Prices	Stock Option Shares Outstanding	Weighted Average Remaining Contractual Life in Years	Weighted Average Exercise Price	Stock Option Shares Exercisable	Weighted Average Exercise Price
$8.00 - $13.6215	1,224,152	2.2	$9.69	1,224,152	$9.69
$13.6216 -$18.162	395,893	6.2	$16.14	180,743	$15.89
$18.1621 -$22.7025	798,250	6.4	$18.83	573,461	$18.86
$22.7026 -$27.243	1,624,029	7.1	$25.14	744,910	$25.39
$27.2431 -$31.7835	433,801	7.4	$29.49	128,959	$29.51
$31.7836 -$36.324	418,295	8.3	$33.62	85,795	$33.61
$36.3241 -$40.8645	329,500	8.9	$37.72	41,188	$38.05
$40.8646 -$48.435	754,000	9.6	$46.65	-	-

$8.00 - $48.435	5,977,920	6.4	$24.03	2,979,208	$17.70

We have estimated the fair value of option awards on the grant date using a Black-Scholes option pricing model that uses the assumptions noted in the following table. Expected volatilities are based on the historical volatility of trading prices for our Common Shares. The expected life of options granted is derived from historical exercise behavior. The risk-free rate for periods within the expected life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

2006
Risk-free interest rate	4.7%
Dividend yield	0.0%
Expected volatility	14.3%
Expected life (years)	2.2

The weighted average fair value per share of options granted in 2006 was $11.28. The total intrinsic value of options exercised during 2006 was $26.1 million.

Pre-recapitalization Restricted Stock

Unearned restricted stock grants totaled 47,851 shares prior to the recapitalization. Prior to the adoption of SFAS 123R, we presented unearned restricted stock grants in the stockholders’ equity section of the balance sheet. Beginning on January 1, 2006 we changed our balance sheet presentation in accordance with SFAS 123R which required unearned restricted stock grants to be included in additional paid-in capital. As a result of the consummation of the recapitalization we recorded an expense of approximately $0.5 million in relation to the acceleration of vesting of the restricted stock. Compensation expense for restricted stock recognized for 2006 was approximately $0.8 million.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

The components of stock-based compensation expense in thousands are presented below:

	Year Ended December 31,
	2008	2007	2006
Stock options	$597	$531	$10,757
Restricted stock	807	745	291
Employee stock purchase plan	-	-	47
Recapitalization affect on options and restricted stock	-	-	17,643

	$1,404	$1,276	$28,738

The net income effect of stock-based compensation expense for 2008, 2007 and 2006 was approximately $0.9 million, $0.8 million and $18.2 million, respectively.

14.	EARNINGS PER SHARE

We have two classes of common stock (Class L stock and Class A stock). Each Class L share is entitled to a priority return preference equal to the sum of (x) $90 per share base amount plus (y) an amount sufficient to generate a 12% internal rate of return (“IRR”) on that base amount from the date of the recapitalization until the priority return preference is paid in full. Each Class L share also participates in any equity appreciation beyond the priority return on the same per share basis as the Class A shares. Class A shares participate in the equity appreciation after the Class L priority return is satisfied.

The Class L stock is considered a participating stock security requiring use of the “two-class” method for the computation of basic net income (loss) per share in accordance with EITF 03-06. Losses are not allocated to the Class L Stock in the computation of basic earnings per share as the Class L Stock is not obligated to share in losses.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Basic earnings per share (“EPS”) excludes the effect of common stock equivalents and is computed using the “two-class” computation method, which divides earnings attributable to the Class L preference from total earnings. Any remaining loss is attributed to the Class A shares. Diluted earnings per share reflects the potential dilution that could result if options or other contingently issuable shares were exercised or converted into common stock and notional shares from the Deferred Compensation Plan were granted. Diluted earnings per common share assumes the exercise of stock options using the treasury stock method.

	Year Ended December 31,
	2008	2007	2006
Net income—West Corporation	$19,507	$5,382	$68,763
Less: accretion of Class L Shares	$126,531	$109,302	$20,045
Net income (loss) attributable to Class A Shares	$(107,024)	$(103,920)	$48,718
Income attributable to Class L Shares (1)	$126,531	$109,302	$20,045

(1)	Under the two-class method and subsequent to the recapitalization on October 24, 2006, we have allocated to the L shareholders their priority return which is equivalent to the accretion and losses are allocated to A shareholders as the L shareholders do not have a contractual obligation to share in the net losses. Note that the L shares have been in place since October 24, 2006, the date of our recapitalization. The Company recorded a net loss during the period of 2006 in which the L shares were outstanding.

	Year Ended December 31,
	2008	2007	2006
Earnings (loss) per common share:
Basic—Class L	$12.78	$11.08	$2.05
Basic—Class A	$(1.23)	$(1.20)	$0.66

Diluted—Class L	$12.24	$10.68	$1.98
Diluted—Class A	$(1.23)	$(1.20)	$0.64

Weighted average number of shares outstanding:

Basic—Class L	9,901	9,865	9,777
Basic—Class A	87,324	86,724	73,265

Dilutive impact of stock options:

Class L	433	371	328
Class A	—	—	2,845

Diluted Class L	10,334	10,236	10,105
Diluted Class A	87,324	86,724	76,110

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

15.	COMMITMENTS AND CONTINGENCIES

West Corporation and certain of our subsidiaries are defendants in various litigation matters in the ordinary course of business, some of which involve claims for damages that are substantial in amount. We believe, except for the items discussed below for which we are currently unable to predict the outcome, the disposition of claims currently pending will not have a material adverse effect on our financial position, results of operations or cash flows.

Sanford v. West Corporation et al., No. GIC 805541, was filed February 13, 2003 in the San Diego County, California Superior Court. The original complaint which sought relief on behalf of a class of similarly situated individuals, alleged violations of the California Consumer Legal Remedies Act, Cal. Civ. Code §§ 1750 et seq., unlawful, fraudulent and unfair business practices in violation of Cal. Bus. & Prof. Code §§ 17200 et seq., untrue or misleading advertising in violation of Cal. Bus. & Prof. Code §§ 17500 et seq., and common law claims for conversion, unjust enrichment, fraud and deceit, and negligent misrepresentation, and sought monetary damages, including punitive damages, as well as restitution, injunctive relief and attorneys fees and costs. The parties entered into a Stipulation of Settlement dated August 19, 2008 which set forth the terms and conditions of a proposed settlement of the litigation including the dismissal of the litigation with prejudice and the entry of a final stipulated judgment. The trial Court on September 5, 2008 preliminarily approved the settlement. The original class definition certified by the Court was conditionally amended and the Court also certified for settlement purposes a nationwide settlement subclass. A final approval hearing was held on December 22, 2008 and on December 23, 2008, the Court entered an order finally approving the settlement and dismissing the case with prejudice. The deadline for class members to submit claims was January 22, 2009. It is anticipated that payments to the claimants should be concluded in the first quarter of 2009.

Brandy L. Ritt, et al. v. Billy Blanks Enterprises, et al. was filed in January 2001 in the Court of Common Pleas in Cuyahoga County, Ohio, against two of our clients. The suit, a purported class action, was amended for the third time in July 2001 and West Corporation was added as a defendant at that time. The suit, which seeks statutory, compensatory, and punitive damages as well as injunctive and other relief, alleges violations of various provisions of Ohio’s consumer protection laws, negligent misrepresentation, fraud, breach of contract, unjust enrichment and civil conspiracy in connection with the marketing of certain membership programs offered by our clients. The plaintiffs filed a Fourth Amended Complaint naming West Telemarketing Corporation as an additional defendant. A class was subsequently certified by the Court. The parties entered into a Stipulation of Settlement dated August 19, 2008 which set forth the terms and conditions of a proposed settlement of the litigation including the dismissal of the litigation with prejudice and the entry of a final stipulated judgment. On September 8, 2008, the Court preliminarily approved the settlement and, among other things, amended the class definition for settlement purposes. A final approval hearing was held on December 11, 2008, at which time the Court entered an order finally approving the settlement and dismissing the case with prejudice. The deadline for class members to submit claims was January 12, 2009. It is anticipated that payments to the claimants should be concluded in the first quarter of 2009.

At December 31, 2008, the Company had accrued $19.3 million for settlement of the Sanford and Ritt cases. Estimated payments to claimants are $0.8 million and legal fees are $18.5 million.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

Tammy Kerce v. West Telemarketing Corporation was filed on June 26, 2007 in the United States District Court for the Southern District of Georgia, Brunswick Division. Plaintiff, a former home agent, alleges that she was improperly classified as an independent contractor instead of an employee and is therefore entitled to minimum wage and overtime compensation. Plaintiff sought to have the case certified as a collective action under the Fair Labor Standards Act (“FSLA”). Plaintiff’s suit seeks statutory and compensatory damages. On December 21, 2007, Plaintiff filed a Motion for Conditional Certification in which she requested that the Court conditionally certify a class of all West home agents who were classified as independent contractors for the prior three years for purposes of notice and discovery. West filed its Response in Opposition to the Motion for Conditional Certification on February 11, 2008. The Court granted the Plaintiff’s Motion for Conditional Certification on May 21, 2008. Individual agents were sent notice of the suit and provided an opportunity to join as consenting plaintiffs. Of the 31,000 agents, approximately 2,800 elected to opt-in to the suit. The deadline for joining the suit expired in December 2008. Plaintiff Tammy Kerce recently filed a Motion to Amend her Complaint seeking to assert a nation-wide class action based on alleged violations of the Employee Retirement Income Security Act of 1974 (“ERISA”) and also seeking to add multiple state wage and hour claims on a class basis. West intends to vigorously oppose plaintiff’s Motion to Amend. After discovery, West will have an opportunity to seek to decertify the FLSA class before trial. The Company is currently unable to predict the outcome or reasonably estimate the total possible loss, if any, or range of losses associated with this claim.

CFSC Capital Corp. XXXIV and CVI GVF v. West Receivable Services Inc. et al. On December 31, 2008, CFSC Capital Corp. XXXIV (the “WAP I Lender”) and CVI GVF (the “WAP II Lender”; and, together with the “WAP I Lender,” the “Lenders”), affiliates of Cargill, Inc. and CarVal Investors, served a complaint against West Receivable Services, Inc. (the “West Member”), West Asset Management, Inc. (the “Servicer”), Worldwide Asset Purchasing, LLC (“WAP I”) and Worldwide Asset Purchasing II, LLC (“WAP II”) in the State District Court in Hennepin County Minnesota.

The Lenders allege that WAP I and WAP II have committed several breaches of contract, including:

(i)	submitting incorrect projections that contained omissions which caused the projections to be materially misleading;

(ii)	incurring legal costs in excess of the amounts described in certain servicing plans; and

(iii)	selling certain asset pools without offering the Lenders an opportunity to bid on such pools.

The Lenders contend that such breaches constitute an event of default for each of the two facilities. The Lenders also allege that the Servicer breached a servicing agreement with the Lenders by paying itself an excessive servicing fee as a result of allegedly including recovered advanced court costs in the calculation of the servicing fee. The Lenders further allege that the West Member has breached a covenant to deliver financial information that fairly presented the financial condition of WAP I and WAP II. In addition, Lenders allege that in its capacity as manager of each of WAP I and WAP II, the West Member has breached its fiduciary duty to the Lenders.

On February 2, 2009, the West Member, the Servicer, WAP I and WAP II served their respective answers and counterclaims against the Lenders. In the answers, the applicable defendants denied the allegations in the complaint. In the counterclaims, the applicable defendants assert a breach of representations and covenants by the Lenders, including:

(i)	the false representation that Lenders and their affiliates were “value-added lenders” with significant expertise in the selection and analysis of debt portfolio purchases; and

(ii)	breach of their respective obligations to fund certain operations of the defendants and to pay certain distributions and fees owed to defendants.

West Member owns a majority interest in each of WAP I and WAP II, while the WAP I Lender owns a non-controlling interest in WAP I and the WAP II Lender owns a non-controlling interest in WAP II. West Member is the manager of both WAP I and WAP II.

West Corporation is currently unable to predict the outcome or reasonably estimate the possible loss, if any, or range of losses associated with this claim.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

16.	BUSINESS SEGMENTS

During the third quarter of 2009, we implemented certain organizational changes and our Chief Executive Officer began making strategic and operational decisions with respect to assessing performance and allocating resources based on a new segment structure. We now operate in two business segments:

Unified Communications, including reservationless, operator-assisted, web and video conferencing services and alerts and notifications services; and

Communication Services, including automated call processing, agent-based services and emergency communication infrastructure systems and services.

Consistent with this approach, the receivables management business (formerly reported as a separate segment) is now part of the Communication Services segment, and the newly named Unified Communications segment is composed of the alerts and notifications business (formerly managed under the Communications Services segment) and the conferencing and collaboration business. The revised organizational structure more closely aligns the resources used by the businesses in each segment. All prior period comparative information has been reclassified to conform to the new presentation.

	For the year ended December 31,
	2008	2007	2006
Revenue:
Unified Communications	$995,161	$764,098	$607,506
Communication Services	1,258,182	1,341,692	1,254,540
Intersegment eliminations	(5,909)	(6,298)	(6,008)

Total	$2,247,434	$2,099,492	$1,856,038

Depreciation and Amortization
(Included in Operating Income):
Unified Communications	$88,948	$75,357	$57,041
Communication Services	94,540	107,463	79,939

Total	$183,488	$182,820	$136,980

Operating Income:
Unified Communications	$256,853	$178,923	$119,437
Communication Services	93,967	167,648	117,778

Total	$350,820	$346,571	$237,215

Capital Expenditures:
Unified Communications	$45,503	$40,211	$34,090
Communication Services	54,205	53,394	47,249
Corporate	9,057	10,042	32,556

Total	$108,765	$103,647	$113,895

	As of December 31, 2008	As of December 31, 2007	As of December 31, 2006
Assets:
Unified Communications	$1,353,789	$1,044,668	$835,399
Communication Services	1,631,527	1,494,620	1,289,271
Corporate	329,473	307,202	411,186

Total	$3,314,789	$2,846,490	$2,535,856

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

For 2008, 2007 and 2006, our largest 100 clients represented approximately 56%, 57% and 61% of total revenue, respectively. Late in 2006, AT&T, Cingular, SBC and Bell South were merged. The aggregate revenue as a percentage of our total revenue from these entities in 2008, 2007 and 2006 were approximately 13%, 14% and 17%, respectively. At December 31, 2008 these entities represented approximately 7% of our gross receivables compared to approximately 9% at December 31, 2007.

As a result of the Genesys acquisition, revenues attributed to foreign countries exceeded 10% for 2008. There is no individual foreign country with revenue greater than 10%. Revenue is attributed to an organizational region based on location of the billed customer’s account. Geographic information by organizational region, in thousands, is noted below.

	2008	2007	2006
Revenue:
North America	$1,993,440	$1,963,995	$1,761,761
Europe, Middle East & Africa (EMEA)	184,655	99,537	69,897
Asia Pacific	69,339	35,960	24,380

Total	$2,247,434	$2,099,492	$1,856,038

	As of December 31, 2008	As of December31, 2007
Long-Lived Assets:
North America	$2,300,396	$2,233,276
Europe, Middle East & Africa (EMEA)	266,769	6,555
Asia Pacific	8,576	8,784

Total	$2,575,741	$2,248,615

The aggregate gain (loss) on transactions denominated in currencies other than the functional currency of West Corporation or any of its subsidiaries was approximately ($3.7) million, $0.3 million and ($0.7) million in 2008, 2007 and 2006, respectively.

17.	CONCENTRATION OF CREDIT RISK

Our accounts receivable subject us to the potential for credit risk with our customers. At December 31, 2008, three customers accounted for $35.6 million or 9.9% of gross accounts receivable, compared to $38.2 million, or 12.9% of gross receivables at December 31, 2007. We perform ongoing credit evaluations of our customers’ financial condition. We maintain an allowance for doubtful accounts for potential credit losses based upon historical trends, specific collection problems, historical write-offs, account aging and other analysis of all accounts and notes receivable. At February 27, 2009, $34.7 million, or 97.4%, of the December 31, 2008 accounts receivable from the three customers noted above had been received.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

18.	SUPPLEMENTAL CASH FLOW INFORMATION

The following table summarizes, in thousands, supplemental information about our cash flows for the years ended December 31, 2008, 2007 and 2006:

	Years Ended December 31,
	2008	2007	2006
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$280,213	$302,545	$68,775
Cash paid for income taxes, net of $1,513, $ 6,575 and $6,801 for refunds in 2008, 2007 and 2006	$18,083	$3,424	$20,987

SUPPLEMENTAL DISCLOSURE OF CASH INVESTING ACTIVITIES:

Purchase of portfolio receivables	$45,403	$127,412	$114,560
Collections applied to principal of portfolio receivables	$46,395	$66,927	$59,353

SUPPLEMENTAL DISCLOSURE OF CASH FINANCING ACTIVITIES:

Proceeds from issuance issuance of portfolio notes payable	$33,096	$108,812	$97,871
Payments of portfolio notes payable	$64,930	$75,748	$51,144

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:

Acquisition of property through accounts payable commitments	$3,384	$-	$-
Future obligation related to acquisitions	$19,000	$-	$5,100

SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING ACTIVITIES:
Issuance of common stock exchanged in a business acquisition	$-	$11,616	$-
Stock purchase obligations	$-	$-	$170,625
Value of roll over shares from the Founders and management	$-	$-	$280,043

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

19.	QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

The following is the summary of the unaudited quarterly results of operations for the two years ended December 31, 2008 and 2007, in thousands.

	Three Months Ended				Year Ended
	March 31, 2008 (1)	June 30, 2008 (2)	September 30, 2008	December 31, 2008 (3)	December 31, 2008
Revenue	$525,755	$551,433	$598,528	$571,718	$2,247,434
Cost of services	250,560	251,143	254,486	258,839	1,015,028

Gross Profit	275,195	300,290	344,042	312,879	1,232,406
SG&A	206,128	219,090	232,736	223,632	881,586

Operating income	69,067	81,200	111,306	89,247	350,820

Net income (loss)	$(1,204)	$7,729	$21,740	$(8,758)	$19,507

	Three Months Ended				Year Ended
	March 31, 2007	June 30, 2007	September 30, 2007 (4)	December 31, 2007 (5)	December 31, 2007
Revenue	$508,633	$520,186	$531,098	$539,575	$2,099,492
Cost of services	218,985	224,306	228,309	240,789	912,389

Gross Profit	289,648	295,880	302,789	298,786	1,187,103
SG&A	193,063	206,305	217,213	223,951	840,532

Operating income	96,585	89,575	85,576	74,835	346,571

Net income (loss)	$9,019	$2,512	$1,921	$(8,070)	$5,382

(1)	Results of operations in the first quarter 2008 were affected by the Communication Services segment recording a $24.2 million impairment charge to establish a valuation allowance against the carrying value of portfolio receivables.
(2)	Results of operations in the second quarter 2008 were affected by the Communication Services segment recording a $19.8 million impairment charge to establish a valuation allowance against the carrying value of portfolio receivables.
(3)	Results of operations in the fourth quarter 2008 were affected by the Communication Services segment recording a $32.3 million impairment charge to establish a valuation allowance against the carrying value of portfolio receivables.
(4)	Results of operations in the third quarter 2007 were affected by an $8.8 million impairment charge taken by the Communication Services segment to fully write-off the goodwill associated with a majority-owned subsidiary.
(5)	Results of operations in the fourth quarter 2007 were affected by an $18.5 million of settlements, impairment charge to establish a valuation allowance against the carrying value of portfolio receivables and site closures.

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS – (Continued)

YEARS ENDED DECEMBER 31, 2008, 2007 AND 2006

20.	FINANCIAL INFORMATION FOR SUBSIDIARY GUARANTOR AND SUBSIDIARY NON-GUARANTOR

In connection with the issuance of the senior notes and senior subordinated notes, West Corporation and our U.S. based wholly owned subsidiaries guaranteed, jointly, severally, fully and unconditionally, the payment of principal, premium and interest. Presented below is condensed consolidated financial information for West Corporation and our subsidiary guarantors and subsidiary non-guarantors for the periods indicated.

		Year Ended December 31, 2008
	Parent/ Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Consolidating Entries	Consolidated
REVENUE	$—	$1,894,220	$401,837	$(48,623)	$2,247,434
COST OF SERVICES	—	876,781	186,870	(48,623)	1,015,028
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(7,121)	741,274	147,433	—	881,586

OPERATING INCOME (LOSS)	7,121	276,165	67,534	—	350,820

OTHER INCOME (EXPENSE):
Interest Income	2,366	(812)	1,514	—	3,068
Interest Expense	(165,027)	(130,658)	(17,334)	—	(313,019)
Subsidiary Income	132,828	50,676	—	(183,504)	—
Other, net	(7,726)	(6,204)	2,241	—	(11,689)

Other expense	(37,559)	(86,998)	(13,579)	(183,504)	(321,640)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE AND NONCONTROLLING INTEREST	(30,438)	189,167	53,955	(183,504)	29,180
INCOME TAX EXPENSE (BENEFIT)	(49,945)	57,108	4,568	—	11,731
NET INCOME (LOSS)	19,507	132,059	49,387	(183,504)	17,449
LESS NET INCOME (LOSS)—NONCONTROLLING INTEREST	—	11	(2,069)	—	(2,058)

NET INCOME (LOSS)—WEST CORPORATION	$19,507	$132,048	$51,456	$(183,504)	$19,507

WEST CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS)

		Year Ended December 31, 2007
	Parent/ Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Consolidating Entries	Consolidated
REVENUE	$—	$1,826,255	$335,873	$(62,636)	$2,099,492
COST OF SERVICES	—	825,829	149,196	(62,636)	912,389
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	(1,347)	763,088	78,791	—	840,532
OPERATING INCOME (LOSS)	1,347	237,338	107,886	—	346,571

OTHER INCOME (EXPENSE):
Interest Income	9,985	126	1,674	(396)	11,389
Interest Expense	(165,805)	(150,125)	(16,838)	396	(332,372)
Subsidiary Income	48,797	42,627	—	(91,424)	—
Other, net	44,558	(41,153)	(1,398)	—	2,007

Other expense	(62,465)	(148,525)	(16,562)	(91,424)	(318,976)

INCOME (LOSS) BEFORE INCOME TAX EXPENSE AND NONCONTROLLING INTEREST	(61,118)	88,813	91,324	(91,424)	27,595

INCOME TAX EXPENSE (BENEFIT)	(66,500)	40,955	32,359	—	6,814

NET INCOME (LOSS)	5,382	47,858	58,965	(91,424)	20,781

LESS NET INCOME (LOSS)—NONCONTROLLING INTEREST	—	—	15,399	—	15,399

NET INCOME (LOSS)—WEST CORPORATION	$5,382	$47,858	$43,566	$(91,424)	$5,382

WEST CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS

(AMOUNTS IN THOUSANDS)

		Year Ended December 31, 2006
	Parent/ Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Consolidating Entries	Consolidated
REVENUE	$—	$1,638,642	$276,520	$(59,124)	$1,856,038
COST OF SERVICES	—	757,916	119,730	(59,124)	818,522
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	185	740,416	59,700	—	800,301

OPERATING INCOME	(185)	140,310	97,090	—	237,215

OTHER INCOME (EXPENSE):
Interest Income	2,793	2,143	1,145	—	6,081
Interest Expense	(670)	(84,982)	(9,152)	—	(94,804)
Subsidiary Income	29,845	37,336	—	(67,181)	—
Other, net	58,261	(55,294)	(904)	—	2,063

Other income (expense)	90,229	(100,797)	(8,911)	(67,181)	(86,660)

INCOME BEFORE INCOME TAX EXPENSE AND NONCONTROLLING INTEREST	90,044	39,513	88,179	(67,181)	150,555

INCOME TAX EXPENSE	21,281	10,134	34,090	—	65,505

NET INCOME	68,763	29,379	54,089	(67,181)	85,050

LESS NET INCOME—NONCONTROLLING INTEREST	—	—	16,287	—	16,287

NET INCOME—WEST CORPORATION	$68,763	$29,379	$37,802	$(67,181)	$68,763

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUPPLEMENTAL CONDENSED BALANCE SHEET

(AMOUNTS IN THOUSANDS)

		December 31, 2008
	Parent/ Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Consolidating Entries	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$125,674	$7,145	$35,521	$—	$168,340
Trust cash	—	9,130	—	—	9,130
Accounts receivable, net	—	292,252	66,769	—	359,021
Intercompany receivables	—	194,332	—	(194,332)	—
Portfolio receivables, current portion	—	6,068	58,136	—	64,204
Deferred income taxes receivable	29,341	18,989	4,317	—	52,647
Other current assets	4,626	64,430	16,650	—	85,706

Total current assets	159,641	592,346	181,393	(194,332)	739,048
Property and equipment, net	67,419	216,791	35,942	—	320,152
PORTFOLIO RECEIVABLES, NET OF CURRENT PORTION	—	6,477	62,065	—	68,542
INVESTMENT IN SUBSIDIARIES	515,508	208,686	—	(724,194)	—
GOODWILL	—	1,488,768	154,089	—	1,642,857
INTANGIBLES, net	—	317,825	87,205	—	405,030
OTHER ASSETS	102,083	33,673	3,404	—	139,160

TOTAL ASSETS	$844,651	$2,864,566	$524,098	$(918,526)	$3,314,789

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT) CURRENT LIABILITIES:
Accounts payable	$6,125	$53,285	$10,618	$—	$70,028
Intercompany payables	102,257	—	92,075	(194,332)	—
Accrued expenses	81,741	208,540	53,641	—	343,922
Current maturities of long-term debt	5,134	20,149	—	—	25,283
Current maturities of portfolio notes payable	—	2,462	74,846	—	77,308
Income taxes payable	(46,325)	49,753	7,669	—	11,097

Total current liabilities	148,932	334,189	238,849	(194,332)	527,638
PORTFOLIO NOTES PAYABLE, less current maturities	—	356	10,813	—	11,169
LONG-TERM OBLIGATIONS, less current maturities	1,824,127	1,960,065	48,175	—	3,832,367
DEFERRED INCOME TAXES	14,894	47,606	14,609	—	77,109
OTHER LONG-TERM LIABILITIES	59,286	9,179	629	—	69,094
CLASS L COMMON STOCK	1,158,159	—	—	—	1,158,159
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(2,360,747)	513,171	211,023	(724,194)	(2,360,747)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$844,651	$2,864,566	$524,098	$(918,526)	$3,314,789

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUPPLEMENTAL CONDENSED BALANCE SHEET

(AMOUNTS IN THOUSANDS)

		December 31, 2007
	Parent/ Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations and Consolidating Entries	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$87,610	$(3,012)	$57,349	$—	$141,947
Trust cash	—	10,358	—	—	10,358
Accounts receivable, net	—	264,946	24,534	—	289,480
Intercompany receivables	80,338	11,382	—	(91,720)	—
Portfolio receivables, current portion	—	—	77,909	—	77,909
Deferred income taxes receivable	27,815	5,903	—	—	33,718
Other current assets	2,541	37,417	4,505	—	44,463

Total current assets	198,304	326,994	164,297	(91,720)	597,875
Property and equipment, net	66,221	215,695	16,729	—	298,645
PORTFOLIO RECEIVABLES, NET OF CURRENT PORTION	—	—	132,233	—	132,233
INVESTMENT IN SUBSIDIARIES	72,697	59,683	—	(132,380)	—
GOODWILL	—	1,329,978	—	—	1,329,978
INTANGIBLES, net	—	336,349	58	—	336,407
OTHER ASSETS	122,935	27,938	479	—	151,352

TOTAL ASSETS	$460,157	$2,296,637	$313,796	$(224,100)	$2,846,490

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT) CURRENT LIABILITIES:
Accounts payable	$6,645	$46,256	$8,078	$—	$60,979
Intercompany payables	—	—	91,720	(91,720)	—
Accrued expenses	72,340	158,036	14,668	—	245,044
Current maturities of long-term debt	4,294	19,649	—	—	23,943
Current maturities of portfolio notes payable	—	—	77,219	—	77,219
Income taxes payable	(4,334)	2,398	4,831	—	2,895

Total current liabilities	78,945	226,339	196,516	(91,720)	410,080
PORTFOLIO NOTES PAYABLE, less current maturities	—	—	43,092	—	43,092
LONG-TERM OBLIGATIONS, less current maturities	1,521,910	1,930,527	—	—	3,452,437
DEFERRED INCOME TAXES	31,121	59,745	(92)	—	90,774
OTHER LONG-TERM LIABILITIES	38,534	8,885	104	—	47,523
CLASS L COMMON STOCK	1,029,782	—	—	—	1,029,782
TOTAL STOCKHOLDERS’ EQUITY (DEFICIT)	(2,240,135)	71,141	74,176	(132,380)	(2,227,198)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$460,157	$2,296,637	$313,796	$(224,100)	$2,846,490

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

	Year Ended December 31, 2008
	Parent/ Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
NET CASH PROVIDED BY OPERATING ACTIVITIES:	$—	$110,119	$177,262	$287,381

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions	—	(194,342)	(299,214)	(493,556)
Purchase of portfolio receivables	—	(15,052)	(30,351)	(45,403)
Purchase of property and equipment	(9,057)	(86,399)	(9,925)	(105,381)
Collections applied to principal of portfolio receivables	—	2,600	43,795	46,395
Other	—	406	—	406

Net cash provided by (used in) investing activities	(9,057)	(292,787)	(295,695)	(597,539)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of new debt	84,000	50,000	—	134,000
Net change in revolving credit facilities	224,044	—	59,123	283,167
Principal payments of long-term obligations	(4,837)	(20,112)	—	(24,949)
Debt issuance costs	(8,019)	—	(2,296)	(10,315)
Proceeds from stock sale and options exercised	25	—	—	25
Proceeds from issuance of portfolio notes payable	—	3,338	29,758	33,096
Payments of portfolio notes payable	—	(527)	(64,403)	(64,930)
Noncontrolling interest distributions	—	—	(7,120)	(7,120)
Payments of capital lease obligations	—	(949)	—	(949)
Other	(54)	—	—	(54)

Net cash (used in) provided by financing activities	295,159	31,750	15,062	341,971

Intercompany	(248,038)	161,075	86,963	—

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	—	—	(5,420)	(5,420)

NET CHANGE IN CASH AND CASH EQUIVALENTS	38,064	10,157	(21,828)	26,393
CASH AND CASH EQUIVALENTS, Beginning of period	87,610	(3,012)	57,349	141,947

CASH AND CASH EQUIVALENTS, End of period	$125,674	$7,145	$35,521	$168,340

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

	Year Ended December 31, 2007
	Parent/ Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
NET CASH PROVIDED BY OPERATING ACTIVITIES:	$—	$199,127	$64,770	$263,897

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions	—	(291,760)	—	(291,760)
Purchase of portfolio receivables	—	—	(127,412)	(127,412)
Purchase of property and equipment	(10,042)	(85,862)	(7,743)	(103,647)
Collections applied to principal of portfolio receivables	—	—	66,927	66,927
Other	—	946	—	946

Net cash provided by (used in) investing activities	(10,042)	(376,676)	(68,228)	(454,946)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of new debt	—	300,000	—	300,000
Consideration paid to shareholders in exchange for stock	(170,625)	—	—	(170,625)
Principal payments of long-term obligations	(4,297)	(19,321)	—	(23,618)
Debt issuance costs	(2,299)	—	—	(2,299)
Proceeds from stock sale and options exercised	553	—	—	553
Proceeds from issuance of portfolio notes payable	—	—	108,812	108,812
Payments of portfolio notes payable	—	—	(75,748)	(75,748)
Noncontrolling interest distributions	—	—	(13,165)	(13,165)
Payments of capital lease obligations	—	(1,032)	—	(1,032)
Other	(4,772)	—	—	(4,772)

Net cash (used in) provided by financing activities	(181,440)	279,647	19,899	118,106

Intercompany	76,482	(91,752)	15,270	—

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	—	—	(42)	(42)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(115,000)	10,346	31,669	(72,985)
CASH AND CASH EQUIVALENTS, Beginning of period	202,610	(13,358)	25,680	214,932

CASH AND CASH EQUIVALENTS, End of period	$87,610	$(3,012)	$57,349	$141,947

WEST CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

SUPPLEMENTAL CONDENSED CONSOLIDATING STATEMENTS OF CASH FLOWS

(AMOUNTS IN THOUSANDS)

	Year Ended December 31, 2006
	Parent/ Issuer	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Consolidated
NET CASH PROVIDED BY OPERATING ACTIVITIES:	$—	$151,417	$64,322	$215,739

CASH FLOWS FROM INVESTING ACTIVITIES:
Business acquisitions	(538,817)	(104,873)	—	(643,690)
Purchase of portfolio receivables	—	—	(114,560)	(114,560)
Purchase of property and equipment	(32,556)	(72,098)	(9,241)	(113,895)
Collections applied to principal of portfolio receivables	—	—	59,353	59,353
Other	13	526	—	539

Net cash provided by (used in) investing activities	(571,360)	(176,445)	(64,448)	(812,253)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of new debt and bonds	3,200,000	—	—	3,200,000
Consideration paid to shareholders in exchange for stock	(2,790,911)	—	—	(2,790,911)
Consideration paid to stock optionholders in exchange for options	(119,638)	—	—	(119,638)
Proceeds from private equity sponsors	725,750	—	—	725,750
Net change in revolving credit facility	(220,000)	—	—	(220,000)
Debt issuance costs	(109,591)	—	—	(109,591)
Proceeds from stock options exercised	18,540	—	—	18,540
Excess tax benefits from stock options exercised	50,794	—	—	50,794
Proceeds from issuance of portfolio notes payable	—	—	97,871	97,871
Payments of portfolio notes payable	—	—	(51,144)	(51,144)
Noncontrolling interest distributions	—	—	(19,101)	(19,101)
Payments of capital lease obligations	—	(6,313)	—	(6,313)
Other	4,485	—	—	4,485

Net cash (used in) provided by financing activities	759,429	(6,313)	27,626	780,742

Intercompany	(6,290)	20,369	(14,079)	—

EFFECT OF EXCHANGE RATES ON CASH AND CASH EQUIVALENTS	—	—	(131)	(131)

NET CHANGE IN CASH AND CASH EQUIVALENTS	181,779	(10,972)	13,290	184,097
CASH AND CASH EQUIVALENTS, Beginning of period	20,831	(2,386)	12,390	30,835

CASH AND CASH EQUIVALENTS, End of period	$202,610	$(13,358)	$25,680	$214,932

Schedule II

WEST CORPORATION AND SUBSIDIARIES

CONSOLIDATED VALUATION ACCOUNTS

THREE YEARS ENDED DECEMBER 31, 2008

Description (amounts in thousands)	Balance Beginning of Year	Reserves Obtained in Acquisitions	Additions —Charged (Credited) to Cost and Expenses	Deductions —Amounts Charged- Off	Balance End of Year
December 31, 2008—Allowance for doubtful accounts—Accounts receivable	$6,471	$5,619	$5,004	$4,712	$12,382

December 31, 2007—Allowance for doubtful accounts—Accounts receivable	$8,543	$528	$892	$3,492	$6,471

December 31, 2006—Allowance for doubtful accounts—Accounts receivable	$10,489	$230	$(583)	$1,593	$8,543

	Balance Beginning of Year	Reserves Obtained in Acquisitions	Additions	Deductions	Balance End of Year
December 31, 2008—Allowance for deferred income tax asset valuation	$(31,974)	(64,348)	$(4,354)	$—	$(100,676)

December 31, 2007—Allowance for deferred income tax asset valuation	$(9,724)	(21,162)	$(1,088)	$—	$(31,974)

December 31, 2006—Allowance for deferred income tax asset valuation	$(683)	(8,007)	$(1,034)	$—	$(9,724)